Exhibit 10.2

INVESTMENT AGREEMENT
by and among
OUTFRONT Media Inc.,
Providence Equity Partners VIII-A L.P.,

Providence Equity Partners VIII (Scotland) L.P.,

PEP VIII Intermediate 5 L.P.,

PEP VIII Intermediate 6 L.P.,

ASOF Holdings I, L.P.

and

Ares Capital Corporation
Dated as of April 16, 2020

Page
ARTICLE I Definitions    1
Section 1.01    Definitions    1
ARTICLE II Purchase and Sale    9
Section 2.01    Purchase and Sale    9
Section 2.02    Closing    9
ARTICLE III Representations and Warranties of the Company    10
Section 3.01    Company SEC Documents.    10
Section 3.02    Independent Accountants.    11
Section 3.03    Financial Statements.    11
Section 3.04    Absence of Certain Changes    11
Section 3.05    Organization and Good Standing    12
Section 3.06    Capitalization    12
Section 3.07    Listing of Common Stock    12
Section 3.08    Authority    12
Section 3.09    Registration Rights    13
Section 3.10    No Violation or Default    13
Section 3.11    No Conflicts    13
Section 3.12    No Consents Required    14
Section 3.13    No Labor Disputes    14
Section 3.14    Legal Proceedings    14
Section 3.15    Compliance with Laws; Licenses and Permits    14
Section 3.16    Real and Personal Property    15
Section 3.17    Title to Intellectual Property    15
Section 3.18    Compliance with Environmental Laws    15
Section 3.19    Compliance with ERISA    16
Section 3.20    Disclosure Controls.    16
Section 3.21    Accounting Controls.    17
Section 3.22    Sarbanes-Oxley Act.    17
Section 3.23    Qualification as a REIT.    17
Section 3.24    Taxes.    17
Section 3.25    Insurance.    17
Section 3.26    Investment Company Act.    18
Section 3.27    Absence of Manipulation.    18
Section 3.28    No Unlawful Payments.    18
Section 3.29    Compliance with Anti-Money Laundering Laws.    18
Section 3.30    No Conflicts with Sanctions Laws.    18
Section 3.31    No Restrictions on Subsidiaries.    19
Section 3.32    No Undisclosed Relationships.    19
Section 3.33    Brokers and Other Advisors    19
Section 3.34    Sale of Securities    19
Section 3.35    Status of Securities    20
Section 3.36    No Other Representations or Warranties    20
ARTICLE IV Representations and Warranties of the Purchasers    20

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Page

Section 4.01    Organization; Standing    21
Section 4.02    Authority; Noncontravention    21
Section 4.03    Governmental Approvals    21
Section 4.04    Financing    22
Section 4.05    Brokers and Other Advisors    22
Section 4.06    Purchase for Investment    22
Section 4.07    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-    Looking Statements and Business Plans    23
Section 4.08    No Other Representations or Warranties    23
ARTICLE V Additional Agreements    23
Section 5.01    Reasonable Best Efforts; Filings    23
Section 5.02    Corporate Actions    25
Section 5.03    Public Disclosure    26
Section 5.04    Confidentiality    27
Section 5.05    NYSE Listing of Shares    27
Section 5.06    Standstill    28
Section 5.07    Legend    30
Section 5.08    Board Matters; Election of Directors    30
Section 5.09    Voting    32
Section 5.10    Tax Matters    33
Section 5.11    Use of Proceeds    34
Section 5.12    Participation Rights    35
Section 5.13    Information Rights    37
Section 5.14    Securities Law Acknowledgment; Transfers    38
Section 5.15    Filing and Delivery of Certified Copy of Articles Supplementary    39
Section 5.16    Operation of Business    39
ARTICLE VI Miscellaneous    39
Section 6.01    Survival    39
Section 6.02    Amendments; Waivers    40
Section 6.03    Extension of Time, Waiver, Etc.    40
Section 6.04    Assignment    40
Section 6.05    Counterparts    40
Section 6.06    Entire Agreement; No Third-Party Beneficiaries    41
Section 6.07    Governing Law; Jurisdiction    41
Section 6.08    Specific Enforcement    41
Section 6.09    Waiver of Jury Trial    42
Section 6.10    Notices    42
Section 6.11    Severability    44
Section 6.12    Expenses    44
Section 6.13    Interpretation    45
Section 6.14    Non-Recourse    46
Section 6.15    Acknowledgement    46

ii

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Page

Exhibits
Exhibit A:        Form of Articles Supplementary
Exhibit B:        Form of Registration Rights Agreement
Exhibit C:        Knowledge of the Company
Exhibit D:        Form of Representation and Waiver Confirmation Letter

Schedules

Schedule I:        Purchaser Allocations

iii

INVESTMENT AGREEMENT, dated as of April 16, 2020 (this “Agreement”), by and among OUTFRONT Media Inc., a Maryland corporation (the “Company”), Providence Equity Partners VIII-A L.P., a Cayman Partnership, Providence Equity Partners VIII (Scotland) L.P., a Scottish partnership, PEP VIII Intermediate 5 L.P., a Delaware limited partnership, and PEP VIII Intermediate 6 L.P., a Delaware limited partnership (the preceding four Persons, collectively with their successors and any Permitted Transferee that becomes a party hereto pursuant to Section 6.04, the “Providence Purchasers”), ASOF Holdings I, L.P., a Delaware limited partnership, and Ares Capital Corporation, a Maryland corporation (the preceding two Persons together with their successors and any Permitted Transferee that becomes a party hereto pursuant to Section 6.04, the “Ares Purchasers”) (each of the Providence Purchasers and the Ares Purchasers, a “Purchaser” and collectively, together with their successors and any Permitted Transferee that becomes a party hereto pursuant to Section 6.04, the “Purchasers”).
WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue, sell and deliver to the Purchasers, and the Purchasers desire to purchase and acquire from the Company, an aggregate of 400,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”), having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption, as specified in the form of Articles Supplementary, in substantially the form attached hereto as Exhibit A (the “Articles Supplementary”).
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I

Definitions
Section 1.01    Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Purchaser Party or any of its Affiliates, and (ii) “portfolio companies” (as such term is customarily used in the private equity industry) of funds managed or advised by any Affiliate of any Purchaser Party shall not be considered to be Affiliates of any Purchaser Party or any of its Affiliates so long as such portfolio company (x) has not been directed by the Purchasers or any of their Affiliates or any Providence Director Designee in carrying out any act prohibited by this Agreement or the subject matter of Section 5.06 (Standstill), (y) is not a member of a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with either the Purchasers or any of their Affiliates with respect to any securities of the Company, and (z) has not received from the Purchasers or any Affiliate of the Purchasers or any Providence Director Designee, directly or indirectly, any Confidential Information. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Ares Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of April 1, 2020, by and between the Company and ACOF Investment Management LLC, applicable to representatives of ACOF Investment Management LLC, as may be amended from time to time in accordance with its terms.
“Ares 25% Beneficial Holding Requirement” means that the Ares Purchasers continue to beneficially own in the aggregate at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the number of shares of Common Stock beneficially owned by the Ares Purchasers on an as-converted basis as of the Original Issuance Date.
“Ares 90% Beneficial Holding Requirement” means that the Ares Purchasers, together with their Affiliates, continue to beneficially own in the aggregate at all times shares of Common Stock and shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 90% of the number of shares of Common Stock beneficially owned by the Ares Purchasers on an as-converted basis as of the Original Issuance Date.
“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Articles Supplementary) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of the Preferred Stock on such date (at the Conversion Rate in effect on such date as set forth in the Articles Supplementary).
“ATM Equity OfferingSM Sales Agreement” means the ATM Equity OfferingSM Sales Agreement, dated as of November 21, 2017, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.
“beneficially own,” “beneficial ownership of” or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act. For the avoidance of doubt, (i) the beneficial ownership of the Ares

Purchasers shall be aggregated together along with the beneficial ownership of their Affiliates and (ii) the beneficial ownership of the Providence Purchasers shall be aggregated together along with the beneficial ownership of their Affiliates.
“Board” means the Board of Directors of the Company.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
“Change of Control” shall have the meaning set forth in the Articles Supplementary.
“Charter” means the Company’s Articles of Amendment and Restatement, effective as of March 28, 2014, as amended by the Articles of Amendment effective as of November 20, 2014 and the Articles of Amendment effective as of June 10, 2019, as amended, supplemented and corrected from time to time, and shall include the Articles Supplementary, when filed with and accepted for record by the SDAT.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company Charter Documents” means the Company’s Charter and Amended and Restated Bylaws, dated as of February 21, 2019.
“Company PSU” means a restricted share unit of the Company subject to both time-based and performance-based vesting conditions.
“Company Restricted Share” means a share of Common Stock that is subject to forfeiture conditions.
“Company RSU” means a restricted share unit of the Company subject solely to time-based vesting conditions.
“Company Stock Option” means an option to purchase shares of Common Stock.
“Company Stock Plans” means the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan, as amended, and the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan, as amended.
“Conversion Price” shall have the meaning set forth in the Articles Supplementary.

“Conversion Rate” shall have the meaning set forth in the Articles Supplementary.
“Current Market Price” shall have the meaning set forth in the Articles Supplementary.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or a duly authorized committee thereof.
“Fall-Away of Ares Rights” means the first day after the Original Issuance Date on which the Ares 25% Beneficial Holding Requirement is not satisfied.
“Fall-Away of Providence Rights” means the first day after the Original Issuance Date on which the Providence 25% Beneficial Holding Requirement is not satisfied.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.
“Holder” shall have the meaning set forth in the Articles Supplementary.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the United States Internal Revenue Service.
“Junior Stock” shall have the meaning set forth in the Articles Supplementary.
“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Exhibit C, in each case after reasonable inquiry.
“Liens” means liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, encroachments or other adverse claims of any kind with respect to a property or asset.
“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, properties, management, financial position or results of operations of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to consummate the Transaction on a timely basis; provided, however, that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, in each case occurring after the date hereof, (2) the public announcement of this Agreement, the Transaction Documents or the consummation of the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, epidemics, pandemics (including, for the avoidance of doubt, the novel coronavirus (COVID-19)), earthquakes, hurricanes, tornados, floods or other natural disasters, (5) any action taken by the Company or its Subsidiaries (A) that is expressly required by this Agreement or the Transaction Documents or to consummate the Transactions, (B) with the Purchasers’ express written consent, or (C) or at the Purchasers’ express written request, (6) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that this clause (6) shall not prevent a determination that the underlying cause of any such change or decline is a Material Adverse Effect), or (7) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that this clause (7) shall not prevent a determination that the underlying cause of any such failure is a Material Adverse Effect).
“MGCL” means the Maryland General Corporation Law, as amended, supplemented or restated from time to time.
“NYSE” means the New York Stock Exchange.
“Original Issuance Date” shall have the meaning set forth in the Articles Supplementary.
“Parity Stock” shall have the meaning set forth in the Articles Supplementary.
“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, or (ii) with respect to any Person that is an investment fund, vehicle or similar entity, (x) any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (y) any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor; provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of any holder of shares of Preferred Stock or Common Stock or any entity that is controlled by a “portfolio company” of a holder of shares of Preferred Stock or Common Stock constitute a Permitted Transferee.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“PIK Dividends” shall have the meaning set forth in the Articles Supplementary.
“Providence Confidentiality Agreement” means that certain agreement between Providence Equity Partners L.L.C. and the Company, dated as of March 26, 2020, as may be amended from time to time in accordance with its terms.
“Providence Director Designee” means an individual designated in writing by the Providence Purchasers and reasonably acceptable to the Board (and the Nominating and Governance Committee of the Board) to be elected or nominated by the Company for election to the Board pursuant to Section 5.10.
“Providence Director” means a member of the Board who was elected to the Board as a Providence Director Designee.
“Providence 25% Beneficial Holding Requirement” means that the Providence Purchasers continue to beneficially own in the aggregate at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the number of shares of Common Stock beneficially owned by the Providence Purchasers on an as-converted basis as of the Original Issuance Date.
“Purchaser Material Adverse Effect” means any effect, change, event or occurrence that would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair (i) the consummation by the Purchaser (taken together collectively as a whole with (x) the Providence Purchasers, in the case of a Providence Purchaser, and (y) the Ares Purchasers, in the case of an Ares Purchaser) of any of the Transactions on a timely basis or (ii) the compliance by the Purchaser (taken together collectively as a whole with (x) the Providence Purchasers, in the case of a Providence Purchaser, and (y) the Ares Purchasers, in the case of an Ares Purchaser) with its obligations under this Agreement.

“Purchaser Parties” means each of the Providence Purchasers and the Ares Purchasers together with their successors and any Permitted Transferee that becomes a party hereto pursuant to Section 6.04.
“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by and among the Company and the Purchasers, in substantially the form set forth as Exhibit B hereto.
“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.
“SDAT” means the State Department of Assessments and Taxation of Maryland.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Stock” shall have the meaning set forth in the Articles Supplementary.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Tax” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest or penalty, in addition to tax or additional amount imposed by any Governmental Authority.
“Third Party” shall mean a Person other than the Purchasers or any of their Permitted Transferees.

“Transaction Documents” means this Agreement, the Articles Supplementary, the Registration Rights Agreement, the Representation and Waiver Confirmation Letter and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Articles Supplementary, the Registration Rights Agreement and the Representation and Waiver Confirmation Letter.
“Transactions” means the transactions expressly contemplated by this Agreement and the other Transaction Documents.
“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, or otherwise dispose of or transfer (by the operation of law or otherwise), or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, or other disposition or transfer (by the operation of law or otherwise), of any voting interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Preferred Stock into shares of Common Stock pursuant to the Articles Supplementary, (ii) the redemption or other acquisition of Common Stock or Preferred Stock by the Company or (iii) the sale, disposition or transfer of any limited partnership interests or other equity interests in a Purchaser or the Purchasers (or any direct or indirect parent entity of a Purchaser or the Purchasers).
(b)    In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01
Action	3.14
Agreement	Preamble
Announcement	5.03
Anti-Money Laundering Laws	3.29
Articles Supplementary	Recitals
Bankruptcy and Equity Exception	3.08
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Confirmation	2.02(b)(ii)
Company SEC Documents	3.01
Confidential Information	5.04
Contract	3.10
D&O Insurance	5.08(f)
DOJ	5.01(c)
Environmental Laws	3.18

Term	Section
Excluded Stock	5.12(a)
Filed SEC Documents	Article III
FTC	5.01(c)
HSR Form	5.01(b)
Initial Providence Director Designee	5.08(a)
Investment Company Act	3.26
Intellectual Property	3.17
Judgments	3.10
Laws	3.15
Multiemployer Plan	3.19
Non-Recourse Parties	6.14
Participation Portion	5.12(b)(ii)
Plan	3.19
Preferred Stock	Recitals
Proposed Securities	5.12(b)(i)
Purchase	2.01
Purchase Price	2.01
Purchase Price Portion	2.01
Purchaser	Preamble
Purchaser Acquired Shares	2.01
REIT	3.23
Representation and Waiver Confirmation Letter	2.02(b)(iii)
Restricted Issuance Information	5.12(b)(ii)
Sanctioned Country	3.30
Sanctions	3.30

ARTICLE II

Purchase and Sale
Section 2.01    Purchase and Sale. On the terms of this Agreement, at the Closing, each Purchaser shall severally purchase and acquire from the Company the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule I hereto (such Purchaser’s “Purchaser Acquired Shares”), and the Company shall issue, sell and deliver to each Purchaser, such Purchaser’s Purchaser Acquired Shares (in aggregate, the “Acquired Shares”) for a purchase price per Acquired Share equal to $1,000 and an aggregate purchase price with respect to each Purchaser as set forth opposite their name on Schedule I hereto (such amount, the Purchaser’s “Purchase Price Portion”), which amounts are $400,000,000 in total among all the Purchasers (such aggregate purchase price, the “Purchase Price”). The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase.”

Section 2.02    Closing. (a) On the terms of this Agreement, the closing of the sale and purchase of the Acquired Shares (the “Closing”) shall occur at 11:30 a.m. (New York City time) on April 20, 2020 (the “Closing Date”) at the offices of Jones Day at 250 Vesey Street, New York, New York 10281.
(b)    At the Closing (unless otherwise specified):
(i)    the Company shall file with the SDAT the Articles Supplementary;
(ii)    upon written confirmation by the Company that it has filed the Articles Supplementary with the SDAT and that counsel to the Company has issued an opinion to the Company or its transfer agent providing that the Acquired Shares have been validly issued (the “Company Confirmation”), the Company shall deliver to the Purchasers (1) the Acquired Shares free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable securities Laws, (2) the Registration Rights Agreement, duly executed by the Company, (3) an executed copy of the Representation and Waiver Confirmation Letter and (4) promptly following the Closing, book-entry evidence reasonably acceptable to such Purchaser, representing the ownership by such Purchaser of the Purchaser Acquired Shares set forth opposite such Purchaser’s name on Schedule I;
(iii)    upon the Company Confirmation, each Purchaser shall severally, (1) (a) on the date of the Company Confirmation, if such Purchaser received the Company Confirmation prior to 2:00 pm ET on such date or (b) on the following Business Day after the date of the Company Confirmation, pay its respective Purchase Price Portion to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, (2) deliver to the Company the Registration Rights Agreement, duly executed by such Purchaser and (3) deliver to the Company an executed copy of the representation and waiver confirmation letter (the “Representation and Waiver Confirmation Letter”), in the form attached hereto as Exhibit D, to allow the Board to grant a waiver with respect to the capital stock ownership limitations set forth in the Company Charter Document; and
(iv)    each Purchaser shall severally deliver to the Company an executed copy of IRS Form W-9 or IRS Form W-8 applicable to such Purchaser in a form satisfactory to the Company.
ARTICLE III

Representations and Warranties of the Company
The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available after December 31, 2019 and prior to the date hereof (the “Filed SEC Documents”), other than any disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.04, 3.05, 3.06, 3.08, 3.33, and 3.35):
Section 3.01    Company SEC Documents. As of their respective SEC filing dates, the reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the Exchange Act since December 31, 2019 (collectively, the “Company SEC Documents”) have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company meets the requirements for use of Form S-3 under the Securities Act.
Section 3.02    Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its Subsidiaries included in the Company SEC Documents is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
Section 3.03    Financial Statements. The financial statements of the Company included in the Company SEC Documents, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except, in each case, as otherwise disclosed therein and the notes related thereto and, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments. All disclosures contained in the Company SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Company SEC Documents fairly presents the required information and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
Section 3.04    Absence of Certain Changes. Except for the entry into Amendment No. 6 to the Company’s Credit Agreement, dated as of April 15, 2020, since December 31,

2019 through the date of this Agreement, (a) there has not been, other than as contemplated by this Agreement and the other Transaction Documents, any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or other distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any development that, in each case, would reasonably be expected to result in a Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (other than this Agreement and the other Transaction Documents) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent (other than as contemplated by this Agreement and the other Transaction Documents), that is material to the Company and its Subsidiaries taken as a whole; and (c) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Authority.
Section 3.05    Organization and Good Standing. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing (where such designation is applicable) under the Laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.06    Capitalization. The authorized capital stock of the Company consists of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (other than pursuant to the Company Stock Plans); and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and, where applicable, non-assessable, except where the failure to be duly and validly authorized and issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect (except, in the case of any foreign Subsidiary, for the directors’ qualifying shares), and are not subject to any preemptive or similar rights; and are owned directly or indirectly by the Company, free and clear of any Lien, restriction on voting or transfer or any other claim of any third party, except under applicable Law or pursuant to customary provisions in joint venture agreements, DownREIT agreements and similar agreements.
Section 3.07    Listing of Common Stock. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing.
Section 3.08    Authority. The Company has full right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board (or a duly authorized committee thereof) and no other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchasers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
Section 3.09    Registration Rights. Except as contemplated by the Registraiton Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.
Section 3.10    No Violation or Default. Neither the Company nor any of its Subsidiaries is (a) in violation of the Company Charter Documents, with respect to the Company, or similar organizational documents, with respect to any of the Company’s Subsidiaries; (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (c) in violation of any Law or any outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”), except, in the case of clauses (b) and (c) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.11    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Preferred Stock and the consummation of the Transactions will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (b) result in any violation of the provisions of Company Charter Documents or similar organizational documents of any of the Company’s Subsidiaries or (c) result in the violation of any Law or Judgment, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.12    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, except for (a) the filing of the Articles Supplementary with the SDAT and the acceptance for record by the SDAT of the Articles Supplementary pursuant to the MGCL, (b) filings with the SEC under the Securities Act and Exchange Act, (c) compliance with any applicable state securities or blue sky laws and (d) such consents, approvals, authorizations, orders, registrations or qualifications (i) as have already been made or obtained or (ii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.13    No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
Section 3.14    Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a

Material Adverse Effect; and no such Actions are, to the Knowledge of the Company or any of its Subsidiaries, threatened or contemplated by any Governmental Authority or by others that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
Section 3.15    Compliance with Laws; Licenses and Permits. The Company and each of its Subsidiaries are in material compliance with all state or federal laws, common law, statutes, ordinances, codes rules or regulations or other similar requirements enacted, adopted, promulgated or applied by any Governmental Authority (“Laws”). The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.16    Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to (in the case of real property), or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens and defects and imperfections of title, except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (b) would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.17    Title to Intellectual Property. (a) The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights, and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; (b) the Company and its Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person in any material respect with any such rights of others; (c) neither the Company nor any of its Subsidiaries has received any written notice of any claim of infringement, misappropriation or conflict with any such Intellectual Property, which could reasonably be expected to result in a Material Adverse Effect; and (d) to the Knowledge of the Company, the Intellectual Property of the Company and its Subsidiaries is not being infringed, misappropriated or otherwise violated by any Person.

Section 3.18    Compliance with Environmental Laws. The Company and its Subsidiaries (a) are, to the Knowledge of the Company, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) to the Knowledge of the Company, have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.19    Compliance with ERISA. (a) Each employee benefit plan (other than any multi-employer plan), within the meaning of Section 3(3) of ERISA for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any material liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its Subsidiaries; (b) each multiemployer plan, within meaning of Section 3(3) of ERISA (each, a “Multiemployer Plan”), to the Knowledge of the Company, has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its Subsidiaries; (c) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan and with respect to any Multiemployer Plan, to the Knowledge of the Company, excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its Subsidiaries; (d) for each Plan and in the case of each Multiemployer Plan, to the Knowledge of the Company, that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (e) the fair market value of the assets of each Plan and in the case of each Multiemployer Plan, to the Knowledge of the Company, exceeds the present value of all benefits accrued under such Plan and Multiemployer Plan, in each case, (determined based on those assumptions used to fund such Plan and Multiemployer Plan) if required by the terms of such Plan and Multiemployer Plan; (f) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that has resulted, or would reasonably be expected to result, in material liability to the Company or its Subsidiaries and (g) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan and in the case of the Multiemployer Plan, to the Knowledge of the Company, or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (a) through (g) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.20    Disclosure Controls. The Company maintains effective disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s management has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
Section 3.21    Accounting Controls. The Company maintains processes of internal control over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. There are no material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.
Section 3.22    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.
Section 3.23    Qualification as a REIT. Since July 17, 2014, the Company has operated, and intends to continue to operate, in a manner which will permit it to qualify as a real estate investment trust (a “REIT”) under the Code.
Section 3.24    Taxes. Each of the Company and its Subsidiaries has filed all material federal, state, local and foreign tax returns required to be filed by it through the date hereof;

and each of the Company and its Subsidiaries has paid all material Taxes payable by it through the date hereof, except for Taxes being contested in good faith and for which adequate reserves have been taken. There is no material Tax deficiency that has been asserted, or could reasonably be expected to be asserted and sustained, against the Company or any of its Subsidiaries or any of their respective properties or assets.
Section 3.25    Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses, taken as a whole; and neither the Company nor any of its Subsidiaries (a) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
Section 3.26    Investment Company Act. The Company is not required, and upon the issuance and sale of the Preferred Stock as contemplated herein and the application of the net proceeds therefrom, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder.
Section 3.27    Absence of Manipulation. Neither the Company nor any Affiliate of the Company has taken, directly or indirectly, any action designed, or that could reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company.
Section 3.28    No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries enforce, and will continue to enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
Section 3.29    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have for the last three years been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of applicable jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
Section 3.30    No Conflicts with Sanctions Laws. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds from the sale of the Preferred Stock hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (a) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.
Section 3.31    No Restrictions on Subsidiaries. No material Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
Section 3.32    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or other Affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or the Securities Act regulations to be described in the Company SEC Documents and that is not so described in such Company SEC Documents.

Section 3.33    Brokers and Other Advisors. Except for Goldman Sachs & Co. LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
Section 3.34    Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.06, the sale of the shares of Preferred Stock pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Preferred Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with other offerings by the Company.
Section 3.35    Status of Securities. The Board has duly adopted the Articles Supplementary. Upon acceptance for record of the Articles Supplementary by the SDAT pursuant to the MGCL, the Acquired Shares will be duly classified pursuant to the applicable provisions of the Company Charter Documents and the MGCL and such Acquired Shares, any shares of Preferred Stock to be issued as PIK Dividends (as defined in the Articles Supplementary) and the shares of Common Stock issuable upon the conversion of any of the foregoing shares will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities Laws and will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable securities Laws. The shares of Preferred Stock to be issued as PIK Dividends and the shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for issuance pursuant to resolutions adopted by the Board or a duly authorized committee thereof. The respective rights, preferences, privileges and restrictions of the Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Articles Supplementary) or as otherwise provided by applicable Law.
Section 3.36    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, in any Transaction Documents or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Preferred Stock, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchasers or their Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the each of the Purchasers acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, the Transaction Documents, or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Purchasers or their Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Purchasers or their Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Purchasers.
ARTICLE IV

Representations and Warranties of the Purchasers
Each of the Purchasers represent and warrant, severally and not jointly, to the Company, as of the date hereof and as of the Closing Date (it being understood that references to the Purchaser in this Article IV shall be deemed to be references and statements solely with respect to such Purchaser):
Section 4.01    Organization; Standing. The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted.
Section 4.02    Authority; Noncontravention. (a) The Purchaser has all necessary power and limited partnership authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation by the Purchaser of the Transactions have been duly authorized and approved by all necessary action on the part of the Purchaser, and no further action, approval or authorization by any of its members, is necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation by the Purchaser of the Transactions. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof by the Company and the other Purchasers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)    Neither the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser, nor the consummation of the Transactions by the Purchaser, nor performance or compliance by the Purchaser with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of the Purchaser, or (ii) (x) violate any Law or Judgment applicable to the Purchaser or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Purchaser or any of its Subsidiaries is a party or accelerate the Purchaser’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
Section 4.03    Governmental Approvals. Except for the filing by the Company of the Articles Supplementary with the SDAT and the acceptance for record by the SDAT of the Articles Supplementary pursuant to the MGCL no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
Section 4.04    Financing. The Purchaser currently has capital commitments sufficient to, and on the date determined in accordance with Section 2.02(b)(iii), will have available funds necessary to, pay the Purchase Price on the terms and conditions contemplated by this Agreement. As of the date hereof, the Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article II (including paying the Purchase Price) will not be available on the date determined in accordance with Section 2.02(b)(iii).
Section 4.05    Brokers and Other Advisors. Aside from Evercore Group L.L.C. (with respect to the Providence Purchasers) and PJ Solomon, L.P. and/or its affiliate PJ Solomon Securities, LLC (with respect to the Ares Purchasers), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Purchaser or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Purchaser or its Affiliates.
Section 4.06    Purchase for Investment. The Purchaser acknowledges that the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities laws. The Purchaser (a) acknowledges that it is acquiring the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not Transfer any of the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (e) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (f) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock indefinitely and (ii) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock.
Section 4.07    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Purchaser and its respective Representatives, the Purchaser and its respective Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, with which the Purchaser is familiar, that the Purchaser is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to the Purchaser (including the reasonableness of the assumptions underlying such forward-looking information), and that except for the representations and warranties made by the Company in Article III, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, and other than for fraud, the Purchaser will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.08    No Other Representations or Warranties. Except for the representations and warranties made by each of the Purchasers in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any of the Purchasers nor any other Person acting on any of their behalf makes any other express or implied representation or warranty with respect to such Purchaser or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by each of the Purchasers in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any of the Purchasers nor any other Person makes or has made any express or implied representation or warranty to any of the Purchasers or their Representatives with respect to any oral or written information presented to the Company or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Purchasers.
ARTICLE V

Additional Agreements
Section 5.01    Reasonable Best Efforts; Filings. (a) Subject to the terms and conditions of this Agreement, the Company and each of the Purchasers shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.
(b)    The Company and each of the Purchasers agree to (i) make an appropriate filing of a Notification and Report Form (“HSR Form”) required pursuant to the HSR Act with respect to the Transactions (which shall request the early termination of any waiting period applicable to the Transactions under the HSR Act) as promptly as reasonably practicable following the date of this Agreement and in any event no later than five (5) Business Days, and (ii) make any other antitrust filings required with respect to the Transactions within ten (10) Business Days, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or by any other Governmental Authority and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act or other antitrust laws with respect to the Transactions.
(c)    With respect to the filings required under Section 5.01(b), the Company and each of the Purchasers shall use reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or the Purchaser, as the case may be, from or given by the Company or the Purchaser, as the case may be, to the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, other than “4(c) and 4(d) documents” as that term is used in the rules and regulations under the HSR Act and other confidential information contained in the HSR Form, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.
Section 5.02    Corporate Actions. (a) At any time that any Preferred Stock is outstanding, (i) the Company shall not directly or indirectly amend, modify, supplement or otherwise change, or waive any provision of the Charter in a manner that adversely alters or changes the rights, powers, preferences or privileges of the holders of the Preferred Stock, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction, unless the prior written approval of the holders of (x) 75% (during the period in which the Ares 90% Beneficial Holding Requirement is satisfied) or (y) a majority (during all other periods) of the shares of Preferred Stock issued and outstanding on such date has been obtained, (ii) the Company shall not (and the Board shall not authorize the Company to) directly or indirectly authorize, issue or reclassify any Parity Stock or Senior Stock, or amend or alter the Company Charter Documents to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Parity Stock (including any increase in the number of authorized or issued shares of Preferred Stock, other than with respect to PIK Dividends) or Senior Stock, unless the prior written approval of the Holders of a majority of the shares of Preferred Stock issued and outstanding at such time has been obtained, (iii) the Company shall not (and the Board shall not authorize the Company to) redeem, repurchase or otherwise acquire any Junior Stock (provided that, for the avoidance of doubt, the foregoing shall not restrict (a) any repurchase of unvested shares at cost following termination of an employee, advisor or consultant of the Company or its Subsidiaries, (b) repurchases or acquisitions pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Restricted Shares, Company PSUs or Company RSUs or (c) any repurchase, redemption or other acquisition of shares issued in connection with existing DownREIT arrangements) unless the prior written approval of the Holders of a majority of the shares of Preferred Stock issued and outstanding at such time has been obtained, (iv) from time to time the Company shall take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Preferred Stock then-outstanding, (v) the Company shall not directly or indirectly effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the NYSE in respect of the Common Stock other than in connection with a Change of Control (as defined in the Articles Supplementary) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 9 of the Articles Supplementary or is otherwise consistent with the terms set forth in Section 9 of the Articles Supplementary and (vi) in connection with any financing transaction or any capital raising transaction, the Company shall not issue preferred stock, senior securities or securities convertible into preferred stock or senior securities in any Subsidiary of the Company to any Person that is not the Company or a wholly-owned Subsidiary of the Company unless the prior written approval of the Holders of a majority of the shares of Preferred Stock issued and outstanding at such time has been obtained. All of the Holders of the Preferred Stock shall be entitled to receive a pro rata (in proportion to the number of shares of Preferred Stock held by such Holder) amount of any consent fee or other consideration (including rights to participate in a future proposed issuance) that is provided by the Company or its Subsidiaries to any Holder of Preferred Stock in connection with such Holder’s agreement to provide its written approval in connection with such Holder’s right under this Section 5.02.
(b)    Unless the Company has obtained the prior written consent of (x) the Providence Purchasers, if such action occurs prior to the Fall-Away of Providence Rights and (y) the Ares Purchasers, if such action occurs prior to the Fall-Away of Ares Rights, the Company shall:
(i)    take such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision in the Company Charter Documents or under law that is or could become applicable to the Purchaser Parties or any of them as a result of the Transactions, including the Company’s issuance of Common Stock upon conversion of the Preferred Stock;
(ii)    not enter into any material transaction with a “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) (whether or not such Item is applicable to the Company and whether or not in the current fiscal year or in any future fiscal year) that does not comply with the policies set forth in the Company’s Related Person Transaction Policy or any similar successor policy thereto; and
(iii)    not adopt, approve or agree to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Purchaser Parties unless the Company has excluded the Purchaser Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of the Purchaser Parties’ beneficial ownership of Preferred Stock or Common Stock owned as of the date any such agreement or plan is adopted by the Company.
Section 5.03    Public Disclosure. The Purchasers and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Purchasers and the Company agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in a form agreed to by the parties (the “Announcement”). Notwithstanding the forgoing, this Section 5.03 shall not apply to any press release or other public statement made by the Company or the Purchasers (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions.
Section 5.04    Confidentiality. Each of the Purchasers will, and will direct their respective Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to such Purchaser, their Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for purposes of monitoring, administering or managing such Purchaser Parties’ investment in the Company made pursuant to this Agreement, provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the such Purchaser, any of their Affiliates or any of their respective Representatives in violation of this Section 5.04, (ii) was or becomes available to such Purchaser, any of its Affiliates or any of their respective Representatives from a source other than the Company or its Representatives, provided that such source is not known to such Purchaser to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company, (iii) at the time of disclosure is already in the possession of such Purchaser, any of their Affiliates or any of their respective Representatives on a non-confidential basis, or (iv) was independently developed by such Purchaser, any of their Affiliates or any of their respective

Representatives without reference to, incorporation of, or other use of any Confidential Information. The Confidential Information may be disclosed (i) to each of the Purchaser’s Affiliates, and their direct and indirect equityholders, limited partners or members and its and their respective Representatives (including any listed entity that is an investor in an Affiliate of any of the Purchasers) on a need-to-know basis (including in connection with fundraising, marketing and reporting activities) (provided that such Purchaser’s Affiliates and respective Representatives agree to maintain the confidentiality of such Confidential Information and such Purchaser will be responsible for any breach by its Affiliates and respective Representatives of their obligations to keep such Confidential Information confidential in accordance with the provisions hereof unless such Affiliate or Representative has entered into a confidentiality agreement enforceable by the Company), and (ii) in the event that a Purchaser, any of its Affiliates or any of their respective Representatives are requested or required by applicable Law, regulation, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances such Purchaser, their Affiliates and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure at the Company’s sole cost and expense.
Section 5.05    NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of shares of Common Stock issuable upon the conversion of the Acquired Shares and shares of Preferred Stock to be issued as PIK Dividends to be approved for listing on the NYSE, subject to official notice of issuance. Following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock to be approved for listing on the NYSE as promptly as possible if any shares of Common Stock are not at that time approved for listing on the NYSE, subject to official notice of issuance.
Section 5.06    Standstill.
(a)    Each Purchaser severally agrees with the Company that until the one-year anniversary of the Closing Date, without the prior written approval of the Board, such Purchaser will not, directly or indirectly, and will cause their Affiliates not to, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Preferred Stock, the Common Stock or any other capital stock or debt securities of the Company.
(b)    Except as may be provided by the prior written approval of the Board, (i) the Ares Purchasers agree with the Company that until the two-year anniversary of the Closing Date they will not, directly or indirectly, and they will cause their Affiliates not to, and (ii) the Providence Purchasers agree with the Company that until the later of (A) the first day on which no Providence Director Designee serves on the Board and the Providence Purchasers have no rights (or have irrevocably waived their right) under Section 5.08 and (B) the two-year anniversary of the Closing Date, they will not, directly or indirectly, and they will cause their Affiliates not to:
(i)    acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock or any assets or property of the Company or any Subsidiary of the Company (but in any case excluding any issuance by the Company of shares of Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) to any Providence Director as compensation for their membership on the Board; provided, that following the Closing, (i) the Providence Purchasers may acquire a number of additional shares of Common Stock that, on a cumulative basis taking into account the acquisition of all other shares of Common Stock by the Providence Purchasers pursuant to this clause (i), does not exceed 3.44 percent (3.44%) of the issued and outstanding shares of Common Stock as of the date hereof and (ii) the Ares Purchasers may acquire a number of additional shares of Common Stock that, on a cumulative basis taking into account the acquisition of all other shares of Common Stock by the Ares Purchasers pursuant to this clause (ii), does not exceed 1.56 percent (1.56%) of the issued and outstanding shares of Common Stock as of the date hereof;
(ii)    make or in any way participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal or action by the Company’s stockholders, or seek election to or to place a representative on the Board (other than pursuant to Section 5.08) or seek the removal of any director from the Board;
(iii)    make any public announcement with respect to, or propose any merger or business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any of its Subsidiaries, or any other extraordinary transaction involving the Company or any of its Subsidiaries, or enter into any discussions, negotiations, arrangements, understandings or agreements with any other Person regarding any of the foregoing;
(iv)    otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any of its Subsidiaries;
(v)    make any public proposal or statement of inquiry or publicly disclose any intention, plan or arrangement consistent with the foregoing;
(vi)    advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;
(vii)    take any action that would, in effect, require the Company to make a public announcement with respect to any of the foregoing;

(viii)    enter into any discussions, negotiations, arrangements or understandings with any third party (including, without limitation, security holders of the Company, but excluding, for the avoidance of doubt, any Purchaser Parties) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with any third party with respect to any of the foregoing; or
(ix)    request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.06, provided that this clause shall not prohibit the Purchaser Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.06, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by the Company; provided, further, that nothing in this Section 5.06 will limit (1) the Purchaser Parties’ ability to vote, Transfer, convert (subject to the Articles Supplementary), purchase Proposed Securities (subject to Section 5.12) or otherwise exercise rights under its Common Stock or Preferred Stock or (2) the ability of any Providence Director to vote or otherwise exercise its duties or otherwise act in its capacity as a member of the Board, and provided further that notwithstanding anything to the contrary in this Section 5.06, the Purchasers and their Affiliates may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Board one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Change of Control), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company of such communications or submissions, as applicable.
Section 5.07    Legend. (a) In addition to any other legend required under the MGCL and the Company Charter Documents, all certificates or other instruments representing the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock will bear a legend substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.
(b)    Upon request of the applicable Purchaser Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate for any Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement.
Section 5.08    Board Matters; Election of Directors. (a) Effective as of June 9, 2020 (or, if applicable, immediately following any postponement or adjournment of the 2020 annual meeting of stockholders of the Company), the Company and the Board will increase the size of the Board in order to elect one (1) Providence Director Designee (such individual, the “Initial Providence Director Designee”) to the Board to serve for a term expiring at the 2021 annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified. The Company agrees to include the Initial Providence Director Designee as a “Providence Director Designee” nominated for election to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2021 annual meeting of the Company’s stockholders and for each annual meeting of the Company’s stockholders thereafter until the occurrence of the Fall-Away of Providence Rights, to serve for a term expiring at the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified.
(b)    Upon the occurrence of the Fall-Away of Providence Rights, at the written request of the Board, the Providence Director shall resign from the Board and shall deliver an irrevocable resignation letter to the Company, and the Providence Purchasers shall cause the Providence Director immediately to resign from the Board and to deliver such irrevocable resignation letter, effective as of the date of the Fall-Away of Providence Rights, and the Providence Purchasers shall no longer have any designation and nomination rights under this Section 5.08.
(c)    If the Providence Purchasers exercise their designation right in accordance with the provisions of this Section 5.08, the Company and the Board shall (i) include the Providence Director Designee designated by the Providence Purchaser in accordance with this Section 5.08 in the Company’s slate of director nominees for the applicable meeting of the Company’s stockholders, (ii) cause the Board, or a duly authorized committee thereof, to recommend that the Company’s stockholders vote in favor of such Providence Director Designee at such meeting of the Company’s stockholders, (iii) use its reasonable best efforts to support such nominee with substantially the same level of efforts and support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders and (iv) cause the Board to have sufficient vacancies to permit such Providence Director Designee to be elected as a member of the Board.
(d)    In the event of the death, disability, resignation or removal of the Providence Director as a member of the Board (other than pursuant to Section 5.08(b)), the Purchasers, if they are entitled to nominate a director pursuant to this Section 5.08, may designate a Providence Director Designee to replace the Providence Director and, subject to Section 5.08(e) and any applicable provisions of the MGCL, the Company shall cause such Providence Director Designee to fill such resulting vacancy.
(e)    The Company’s obligations to have the Providence Director Designee elected to the Board or to nominate the Providence Director Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 5.08, as applicable, shall in each case be subject to (i) such Providence Director Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company, including without limitation the Company’s Corporate Governance Guidelines, and (ii) such Providence Director Designee meeting all independence requirements under the listing rules of the NYSE; provided that in no event shall such Providence Director Designee’s relationship with the Purchaser Parties or their Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such Providence Director Designee from being a member of the Board pursuant to this Section 5.08. The Providence Purchasers will cause the Providence Director Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine such Person’s eligibility and qualification to serve as a director of the Company. No Providence Director Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) or (2) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any Judgment prohibiting service as a director of any public company. As a condition to any Providence Director Designee’s election to the Board or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Providence Purchasers and the Providence Director Designee must provide to the Company:
(i)    all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company Charter Documents or the Company’s Corporate Governance Guidelines, in each case, relating to the Providence Director Designee’s election as a director of the Company or the Company’s operations in the ordinary course of business;
(ii)    all information requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Providence Director Designee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; and
(iii)    an undertaking in writing by the Providence Director Designee: (A) to be subject to, bound by and duly comply with the code of conduct in the form agreed upon by the other directors of the Company and (B) to recuse himself or herself from any deliberations or discussion of the Board or any committee thereof regarding any Transaction Documents or the Transactions.
(f)    The Company shall indemnify the Providence Director and provide the Providence Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the MGCL or otherwise and the Company shall maintain in effect any such director and officer insurance in accordance with past practice and in a manner that is no less favorable to the Providence Director than the manner in which the Company provides and maintains director and officer insurance (“D&O Insurance”) for the benefit of other directors on the Board. The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company Charter Documents and/or any indemnification agreement entered into between the Company and the Providence Director (such that the Company’s obligations to such indemnitees are primary).

(g)    For the avoidance of doubt, any Providence Director shall be subject to all policies and procedures of the Company applicable to members of the Board generally.
Section 5.09    Voting.
(a)    Until the Fall-Away of Providence Rights, with respect to the Providence Purchasers, and until the Fall-Away of Ares Rights, with respect to the Ares Purchasers, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Providence Purchasers and/or the Ares Purchasers, as the case may be, shall, and shall cause their respective Purchaser Parties to, take such action as may be required so that all of the shares of Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Purchaser Parties and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting (to the extent the Preferred Stock or Common Stock issuable upon the conversion of the Preferred Stock is entitled to vote for the election of directors), (ii) against any stockholder nominations for directors which are not approved and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting (to the extent the Preferred Stock or Common Stock issuable upon the conversion of the Preferred Stock is entitled to vote against the election of directors), (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation Committee of the Board and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm; provided that no Purchaser Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Purchaser Parties’ sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction involving the Company; provided, further, that in the event that any proposal submitted by a stockholder is subject to a vote of the Company’s stockholders, the applicable Purchaser Parties shall not, and shall cause their controlled Affiliates not to, publicly comment on such proposal and if the applicable Purchaser Parties intend to cause any Preferred Stock or shares of Common Stock that were issued upon conversion of shares of Preferred Stock beneficially owned, directly or indirectly, by the applicable Purchaser Parties in a manner that is not in accordance with the Board’s recommendation with respect to such stockholder proposal, the applicable Purchaser Parties shall not permit any such Preferred Stock or shares of Common Stock that were issued upon conversion of shares of Preferred Stock to be voted until the time of the relevant meeting of the Company’s stockholders.
(b)    Until the Fall-Away of Providence Rights, with respect to the Providence Purchasers, and until the Fall-Away of Ares Rights, with respect to the Ares Purchasers, the Providence Purchasers and/or the Ares Purchasers, as the case may be, shall, and shall (to the extent necessary to comply with this Section 5.09) cause their respective Purchaser Parties to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Preferred Stock or Common Stock beneficially owned by such Purchaser Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.09(a) at such meetings (including at any adjournments or postponements thereof).

(c)    The provisions of this Section 5.09 shall not apply to the exclusive consent and voting rights of the holders of Preferred Stock set forth in Section 13(b) of the Articles Supplementary.
Section 5.10    Tax Matters. (a) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Preferred Stock or Common Stock or other securities issued upon conversion of the Preferred Stock in each case to the extent required by applicable Law , and amounts withheld, if any, shall be treated as received by the holders in respect of which such amounts were withheld. The Company shall promptly notify the Purchasers if it determines that it has such requirement to withhold and give the Purchasers a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Upon a Purchaser’s reasonable request, the Company shall use commercially reasonable efforts to provide information required in connection with obtaining refunds and reductions of, and exemptions from, withholding Taxes. On or prior to the Closing Date, and on or prior to a Transfer, each Purchaser and each transferee, as applicable, shall deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, and any other applicable evidence, which shall establish any exemption from, or reduction in, U.S. federal withholding tax to which such Purchaser or transferee is entitled in respect of the Preferred Stock (or in respect of the shares of Common Stock received upon their conversion). Each Purchaser and each transferee agrees that if any form or any other applicable evidence it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form and any other applicable evidence or promptly notify the Company in writing of its legal inability to do so. If the Company pays, is assessed, or is otherwise liable for any withholding Taxes in respect of amounts paid or deemed paid to a Purchaser or a transferee as result of an adjustment to the Conversion Rate, a payment of dividends in the form of Preferred Stock, or any other circumstance in which the Taxes are not satisfied by withholding from amounts that would otherwise be paid to the Purchaser or transferee, the Company may, at its option, set off such Taxes against any payments of cash, Preferred Stock, or Common Stock that would be made to such Purchaser or transferee, including future dividends, redemption proceeds, or shares of Common Stock issued upon a conversion of shares of Preferred Stock, and the Purchaser or transferee shall indemnify and hold harmless the Company for any such Taxes.
(b)    The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Preferred Stock. However, in the case of conversion of Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Preferred Stock to a beneficial owner other than the beneficial owner of the Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

(c)    In the event of any Transfer by any of the Purchasers, the Company shall provide exemptions from the ownership limitations in the Charter (similar to those exemptions granted to the Purchasers) to the transferee or transferees, as applicable and if needed, provided that each such transferee makes representations satisfactory for the Board to determine, in its reasonable discretion, that stock ownership by such transferee will not adversely affect the Company’s qualification as a REIT.
Section 5.11    Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares for general corporate purposes.
Section 5.12    Participation Rights.
(a)    For the purposes of this Section 5.12, “Excluded Stock” shall mean (i) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) shares of equity securities (including upon exercise of options) issued to directors, officers, employees or consultants of the Company pursuant to a Company Stock Plan or other stock option plan, restricted stock plan or other similar plan approved by the Board, (iii) securities issued pursuant to the conversion, exercise or exchange of the Preferred Stock issued to the Purchaser, (iv) shares of equity securities issued as consideration in connection with a “business combination” (as defined by the rules and regulations promulgated by the SEC) or as consideration in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, including but not limited to UpREIT or DownREIT structured acquisitions or settlement of deferred liabilities in connection therewith, or in connection with bona fide dispositions, (v) securities issued pursuant to the conversion, exercise or exchange of Preferred Stock, (vi) shares of a Subsidiary of the Company issued to the Company or a wholly-owned Subsidiary of the Company, (vii) securities of the Company’s Subsidiaries in connection with a bona fide joint venture or other strategic relationship (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance), (viii) shares of equity securities to a third-party lender in connection with a bona fide borrowing by the Company that is primarily a debt financing transaction, (ix) shares of Common Stock issued pursuant to the ATM Equity OfferingSM Sales Agreement or (x) any securities, which if issued to the Purchaser Parties, could reasonably result in the failure of the Company to qualify as a REIT under the Code.
(b)    Until the Fall-Away of Providence Rights, with respect to the Providence Purchasers, and until the Fall-Away of Ares Rights, with respect to the Ares Purchasers, if the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes Common Stock and any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock or any other class of capital stock of the Company), other than Excluded Stock, then, the Company shall:
(i)    give written notice to the Providence Purchasers and/or the Ares Purchasers, as the case may be, no less than ten (10) Business Days prior to the closing of such issuance, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as such Purchasers may reasonably request in order to evaluate the proposed issuance (except that the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities); and
(ii)    offer to issue and sell to the Providence Purchasers and/or the Ares Purchasers, as the case may be, on such terms as the Proposed Securities are issued and upon full payment by the Purchaser Parties, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock the applicable Purchaser Parties beneficially own (on an “as-converted basis”) by (B) the total number of shares of Common Stock then outstanding (on an “as-converted basis”) (the “Participation Portion”); provided, however, that, subject to compliance with the terms and conditions set forth in Section 5.12(h), the Company shall not be required to offer to issue or sell to the applicable Purchaser Parties (or to any of them) the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other applicable Law (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Purchasers pursuant to Section 5.12(b)(i), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof (the “Restricted Issuance Information”)).
(c)    The applicable Purchasers will have the option, on behalf of the applicable Purchaser Parties, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the securities offered to be sold by the Company to the applicable Purchaser Parties, which notice must be given within ten (10) Business Days after receipt of such notice from the Company. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Purchaser Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right (but shall not delay such closing for any other purchaser) to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit the applicable Purchaser Parties to receive proceeds from calling capital pursuant to commitments made by its (or its ‘affiliated investment funds’) limited partners.
(d)    Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the applicable Purchaser Parties have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser Parties in the notice delivered in accordance with Section 5.12(b)(i). Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the Purchaser Parties pursuant to this Section 5.12.

(e)    The election by any Purchaser Party not to exercise its subscription rights under this Section 5.12 in any one instance shall not affect their right as to any subsequent proposed issuance.
(f)    Notwithstanding anything in this Section 5.12 to the contrary, the Company will not be deemed to have breached this Section 5.12 if not later than thirty (30) Business Days following the issuance of any Proposed Securities in contravention of this Section 5.12, the Company or the transferee of such Proposed Securities offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to each applicable Purchaser Party so that, taking into account such previously-issued Proposed Securities and any such additional Proposed Securities, each applicable Purchaser Party will have had the right to purchase or subscribe for Proposed Securities in a manner consistent with the allocation and other terms and upon same economic and other terms and conditions provided for in Section 5.12(b) and Section 5.12(c).
(g)    In the case of an issuance subject to this Section 5.12 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.
(h)    In the event that the Company is not required to offer or reoffer to the applicable Purchaser Parties any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other applicable Law, the Company shall, upon the applicable Purchaser Parties’ reasonable request delivered to the Company in writing within no later than five (5) Business Days following its receipt of the written notice of such issuance to the Purchaser Parties pursuant to Section 5.12(b)(i) (together with the Restricted Issuance Information), at the Purchaser Parties’ election:
(i)    waive the restrictions set forth in Section 5.06(b) solely to the extent necessary to permit any Purchaser Party to acquire such number of securities of the Company (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Purchaser Party would have been entitled to purchase had it been in entitled to acquire such Proposed Securities pursuant to Section 5.12(c) (provided, that such request by applicable Purchaser Parties shall not be deemed to be a violation of Section 5.06(b)(ix));
(ii)    consider and discuss in good faith modifications proposed by the applicable Purchaser Parties to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Purchaser Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or
(iii)    solely to the extent that stockholder approval is required in connection with the issuance of equity securities to Persons other than the applicable Purchaser Parties, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the applicable Purchaser Parties.
Section 5.13    Information Rights. In order to facilitate (i) the Purchasers’ compliance with legal and regulatory requirements applicable to the beneficial ownership by the Purchasers and their Affiliates of equity securities of the Company, and (ii) oversight of the Purchasers’ investment in the Company, so long as the Providence 25% Beneficial Holding Requirement is satisfied, with respect to the Providence Purchasers, and so long as the Ares 25% Beneficial Holding Requirement is satisfied, with respect to the Ares Purchasers, the Company agrees promptly to provide the Providence Purchasers and/or the Ares Purchasers, as the case may be, with the following: (a) within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date (or such later date as may be permitted by the SEC pursuant to a widely-available extension) the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC; (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date (or such later date as may be permitted by the SEC pursuant to a widely-available extension) the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and (c) copies of all material, substantive materials (which may include monthly financial information, budget and business plans, material documents provided to creditors, among others) provided to the Board at substantially the same time as provided to the Board; provided that this requirement shall be deemed to have been satisfied with respect to (A) the Providence Purchasers if the Company provides such materials to the Providence Director, or, to the extent there is no Providence Director, one Person designated in writing by the Providence Purchasers to receive such materials, which shall be an Affiliate or Representative of the Providence Purchasers and (B) the Ares Purchasers if the Company provides such materials to one Person designated in writing by the Ares Purchasers to receive such materials, which shall be an Affiliate or Representative of the Ares Purchasers; provided, further that the Company shall not be obligated to provide such access or materials set forth in this Section 5.13 if the Company determines, in its reasonable judgment, that doing so would (w) result in the disclosure of trade secrets or competitively sensitive information to third parties (other than the Purchaser Parties), (x) materially violate applicable Law, (y) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, or (z) expose the Company to risk of liability for disclosure of personal information.
Section 5.14    Securities Law Acknowledgment; Transfers. Each Purchaser severally acknowledges that none of the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock has been registered under the Securities Act and such unregistered shares may not be Transferred, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Purchaser agrees that they will not Transfer any of the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock at any time if such action would (a) constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock under any such Laws or a breach of any undertaking or agreement of the Purchasers entered into pursuant to such Laws or in connection with obtaining an exemption thereunder or (b) cause the Company to become subject to the registration requirements of the Investment Company Act. Notwithstanding anything to the contrary in this Agreement or otherwise, “Transfer” shall not include, and this Section 5.14 shall not prohibit, any Lien on any share of Preferred Stock or of any share of Common Stock issued upon conversion thereof, or any exercise of remedies with respect to any of the foregoing, pursuant to any credit facilities or any other arrangements of a Purchaser or any of its Affiliates.
Section 5.15    Filing and Delivery of Certified Copy of Articles Supplementary. The Company shall file with the SDAT the Articles Supplementary on the Closing. As soon as reasonably practicable after Closing, the Company shall deliver to the Purchasers a certified copy of the Articles Supplementary as shall have been accepted for record by the SDAT. The Company shall, as promptly as practicable, take, or cause to be taken, all such further or other actions and shall execute such further documents and instruments as may be necessary to effect the acceptance of record of the Articles Supplementary by the SDAT pursuant to MGCL and to effect the valid issuance of the Acquired Shares at the Closing.
Section 5.16    Operation of Business. From the date of this Agreement until the consummation of the Closing, the Company will operate as it would in the ordinary course of business consistent with past practice and will not take any action that would be prohibited under the terms of the Transaction Documents or otherwise require the consent or approval of the holders of Preferred Stock under the Transaction Documents without obtaining such consent or approval or which would result in a change or adjustment of the Conversion Rate (as defined in the Articles Supplementary), assuming in each case that the terms of the Articles Supplementary were effective and binding against the Company during such period.
ARTICLE VI

Miscellaneous
Section 6.01    Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for Sections 3.05, 3.06, 3.08, 3.33 and 3.35 and Sections 4.01, 4.02, 4.05 and 4.06, which shall survive for forty-eight (48) months following the Closing Date, the representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires. Notwithstanding any other provision set forth in this Agreement, except in the case of fraud, neither the Purchasers on the one hand, nor the Company on the other hand, shall have any such liability in excess of the Purchase Price (with respect to the Company) or such Purchaser’s Purchase Price Portion (with respect to each Purchaser).
Section 6.02    Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the (i) Company, (ii) the Ares Purchasers holding a majority of the shares of Preferred Stock issued and outstanding on such date held by Ares Purchasers and (iii) the Providence Purchasers holding a majority of the shares of Preferred Stock issued and outstanding on such date held by Providence Purchasers.
Section 6.03    Extension of Time, Waiver, Etc. The Company and each of the Purchasers may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or any of the Purchasers in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 6.04    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto; provided, however, that (a) without the prior written consent of the Company, any of the Purchasers or any Purchaser Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (b) in the event of such assignment, the assignee shall execute a customary joinder and will agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned and shall become party to this Agreement; provided that no such assignment will relieve such Purchaser of its obligations hereunder prior to the Closing; provided, further that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, no Third Party to whom any shares of Preferred Stock or shares of Common Stock are Transferred shall have any rights (except pursuant to Section 5.02(a)) or obligations under this Agreement.
Section 6.05    Counterparts. This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 6.06    Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Providence Confidentiality Agreement, the Ares Confidentiality Agreement, and the other Transaction Documents constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder; provided that (i) Section 5.09(g) shall be for the benefit of and fully enforceable by the Providence Director and (ii) Section 6.14 shall be for the benefit of and fully enforceable by each of the Non-Recourse Parties.
Section 6.07    Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles, except where the provisions of the laws of the State of Maryland are mandatorily applicable.
(b)    All legal actions or proceedings arising out of or relating to this Agreement shall be heard and determined in the state and federal courts located in the Borough of Manhattan, State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such legal action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such legal action or proceeding. The consents to jurisdiction and venue set forth in this Section 6.07 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any legal action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.10 of this Agreement. The parties hereto agree that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 6.08    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Purchase to occur. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.07 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 6.08), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor any of the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.08 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 6.09    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.09.
Section 6.10    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed

(which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a)    If to the Company, to it at:
OUTFRONT Media Inc.
405 Lexington Avenue
New York, New York 10174
Attention: Richard H. Sauer
Email: richard.sauer@outfrontmedia.com

with a copy to (which shall not constitute notice):

Jones Day
250 Vesey Street
New York, NY 10281
Attention: Rory T. Hood
Email:  rhood@jonesday.com

(b)    If to the Providence Purchasers at:
Providence Equity Partners VIII-A L.P.
Providence Equity Partners VIII (Scotland) L.P.
PEP VIII Intermediate 5 L.P.
PEP VIII Intermediate 6 L.P.
c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903
Attention: Michael J. Dominguez
     Christopher C. Ragona
Email: m.dominguez@provequity.com
     c.ragona@provequity.com

and
Providence Equity Partners VIII-A L.P.
Providence Equity Partners VIII (Scotland) L.P.
PEP VIII Intermediate 5 L.P.
PEP VIII Intermediate 6 L.P.
c/o Providence Equity Partners L.L.C.
31 West 52nd Street, 24th Floor
New York, NY 10019
Attention: R. Davis Noell
Email: d.noell@provequity.com

with a copy to (which will not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:     Michael J. Aiello
Email: michael.aiello@weil.com
and

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention: Kevin J. Sullivan
Email: kevin.sullivan@weil.com
(c)    If to the Ares Purchasers at:
ASOF Holdings I, L.P.
2000 Avenue of the Stars FL 12
Los Angeles, California 90067
Attention: Courtney DeBolt
Email: bondsettlements@aresmgmt.com

and

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: Thomas C. Griffin III
Email: tgriffin@aresmgmt.com

with a copy to (which will not constitute notice):
New York, New York 10019-6064
Attention: Kenneth Schneider, Esq.
Attention: Ellen Ching, Esq.
Email: kschneider@paulweiss.com
Email: eching@paulweiss.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 6.11    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.
Section 6.12    Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, the Company will reimburse (i) the Providence Purchasers for each of their reasonable out-of-pocket fees and expenses actually incurred in connection with this Agreement and the Transactions, including fees of counsel, financial advisors and accountants, up to a maximum aggregate amount of $1,720,000 and (ii) the Ares Purchasers for each of their reasonable out-of-pocket fees and expenses actually incurred in connection with this Agreement and the Transactions, including fees of counsel, financial advisors and accountants, up to a maximum aggregate amount of $780,000.
Section 6.13    Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “made available to the Purchasers” and words of similar import refer to documents (A) posted to the applicable electronic datasite by or on behalf of the Company or (B) delivered in Person or electronically to the Purchasers or their respective Representatives, in each case no later than one Business Day prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a

Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
Section 6.14    Non-Recourse. This Agreement and the other Transaction Documents may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement other Transaction Documents, or the Transactions and thereby may only be brought against the entities that are expressly named as parties hereto or thereto and their respective successors and permitted assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, manager, general or limited partner, stockholder, equityholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Non-Recourse Parties”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each of the Non-Recourse Parties are intended third party beneficiaries of this Section 6.14.
Section 6.15    Acknowledgement. Each of the parties hereby acknowledges and agrees that the Purchasers are acting independently of each other and nothing herein or in any other Transaction Document shall be deemed to create any agreement, arrangement or understanding between or among any of the Providence Purchasers, on the one hand, and the Ares Purchasers, on the other hand.  All agreements of the Providence Purchasers are between the Providence Purchasers and the Company, and all agreements of the Ares Purchasers are between the Ares Purchasers and the Company.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

OUTFRONT MEDIA INC.
By:
/s/ Matthew Siegel
Name: Matthew Siegel
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Investment Agreement]

PURCHASERS:

PROVIDENCE EQUITY PARTNERS VIII-A L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner

By:	/s/ Lucy Stamell Dobrin
Name: Lucy Stamell Dobrin Title: Authorized Signatory

PROVIDENCE EQUITY PARTNERS VIII (SCOTLAND) L.P.

By: Providence Equity GP VIII (Scotland) L.P., its general partner

By: PEP VIII (Scotland) International Ltd., its general partner

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Lucy Stamell Dobrin
Name: Lucy Stamell Dobrin Title: Authorized Signatory

[Signature Page to Investment Agreement]

PURCHASERS:
PEP VIII INTERMEDIATE 5 L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner

By:	/s/ Lucy Stamell Dobrin
Name: Lucy Stamell Dobrin Title: Authorized Signatory

PEP VIII INTERMEDIATE 6 L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner
By:	/s/ Lucy Stamell Dobrin
Name: Lucy Stamell Dobrin Title: Authorized Signatory

[Signature Page to Investment Agreement]

PURCHASERS:
ASOF HOLDINGS I, L.P. By: ASOF Management, L.P., its general partner By: ASOF Management GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen Title: Authorized Signatory

[Signature Page to Investment Agreement]

PURCHASERS:
ARES CAPITAL CORPORATION

By:	/s/ Joshua Bloomstein
Name: Joshua Bloomstein Title: Authorized Signatory

[Signature Page to Investment Agreement]

EXHIBIT A

FORM OF ARTICLES SUPPLEMENTARY

OUTFRONT MEDIA INC.

ARTICLES SUPPLEMENTARY

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK
($1,000.00 LIQUIDATION PREFERENCE PER SHARE)
OUTFRONT Media Inc., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Article VI of the Charter, and §2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”), and a duly authorized committee thereof, by duly adopted resolutions, classified and designated 700,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of “Series A Convertible Perpetual Preferred Stock” of the Corporation, par value $0.01 per share, with the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
SECTION 1.Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 700,000. The Corporation shall not have the authority to issue fractional shares of Series A Preferred Stock.
SECTION 2.Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation:
(a)senior to the Common Stock and each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (such Capital Stock, the “Junior Stock”);
(b)on a parity basis with each other class or series of Capital Stock of the Corporation hereafter authorized, classified or reclassified in accordance with and subject to Section 13(b) of this Articles Supplementary and Section 5.02 of the Investment Agreement, the

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terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (such Capital Stock, the “Parity Stock”);
(c)junior to any existing or future Indebtedness (as defined below); and
(d)junior to each other class or series of Capital Stock of the Corporation hereafter authorized, classified or reclassified in accordance with and subject to Section 13(b) of this Articles Supplementary and Section 5.02 of the Investment Agreement, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (such Capital Stock, the “Senior Stock”).
SECTION 3.Definitions. As used herein with respect to Series A Preferred Stock:
“Ares 25% Beneficial Holding Requirement” has the meaning set forth in the Investment Agreement.
“Ares 90% Beneficial Holding Requirement” means that the Ares Purchasers, together with their Affiliates, continue to beneficially own in the aggregate at all times shares Common Stock and shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 90% of the number of shares of Common Stock beneficially owned by the Ares Purchasers on an as-converted basis as of the Original Issuance Date.
“Accrued Dividend Record Date” has the meaning set forth in Section 4(e).
“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not authorized or declared, but that have not, as of such date, been paid to the Holder of such share of Series A Preferred Stock.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Purchaser Party or any of its Affiliates, and (ii) “portfolio companies” (as such term is customarily used in the private equity industry) of funds managed or advised by any Affiliate of any Purchaser Party shall not be considered to be Affiliates of any Purchaser Party or any of its Affiliates so long as such portfolio company (x) has not been directed by the Purchaser or any of its Affiliates or any Purchaser Director Designee in carrying out any act prohibited by these Articles Supplementary or the Investment Agreement, (y) is not a member of a “group” (as such term is used in Sections

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13(d) and 14(d) of the Exchange Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Corporation, and (z) has not received from the Purchaser or any Affiliate of the Purchaser or any Purchaser Director Designee, directly or indirectly, any Confidential Information. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Ares Purchasers” has the meaning set forth in the Investment Agreement.
“Articles Supplementary” means these Articles Supplementary classifying and designating the Series A Preferred Stock.
“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock pursuant to Section 6 (at the Conversion Rate in effect on such date) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Section 6 on such date (at the Conversion Rate in effect on such date).
“ATM Equity Offering” means the sale of shares of Common Stock pursuant to the ATM Equity OfferingSM Sales Agreement, dated as of November 21, 2017, by and among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, or pursuant to a similar replacement at-the-market equity offering program.
“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.
“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the Accrued Dividends with respect to such share as of such date.
Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person together with such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person into Common Stock).

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“Board” means the Board of Directors of the Corporation.
“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Corporation, dated as of February 21, 2019, as may be amended from time to time.
“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.
“Cash Conversion Amount” has the meaning set forth in Section 6(a).
“Cash Dividend” has the meaning set forth in Section 4(c).
“Change of Control” means (i) any sale, transfer, conveyance or disposition in one or a series of transactions of all or substantially all of the consolidated assets of the Corporation to a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to a Subsidiary of the Corporation or a Person that becomes a Subsidiary of the Corporation; or (ii) any sale, consolidation, merger, recapitalization or other transaction of the Corporation with or into another Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (whether or not the Corporation is the surviving Person) that results in the holders of Common Stock (or other Voting Stock of the Corporation, including shares of Common Stock determined on an as-converted basis assuming all Series A Preferred Stock then outstanding had been converted pursuant to Section 6 (without regard to any of the limitations on convertibility contained therein) as of immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the Common Stock (or other Voting Stock of the Corporation of the resulting entity or its parent company, as determined on an as-converted basis).
“Change of Control Cash Conversion Amount” has the meaning set forth in Section 9(b).
“Change of Control Conversion” has the meaning set forth in Section 9(b).
“Change of Control Conversion Date” means, with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 9(b), the date on which the Corporation settles the Change of Control Conversion.
“Change of Control Conversion Deadline” has the meaning set forth in Section 9(d)(ii).
“Change of Control Effective Date” has the meaning set forth in Section 9(d).
“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Corporation makes the payment in full of the Change of Control Purchase Price for such share to the Holder thereof.

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“Change of Control Purchase Price” has the meaning set forth in Section 9(a).
“Change of Control Put” has the meaning set forth in Section 9(a).
“Change of Control Put Deadline” has the meaning set forth in Section 9(d)(i).
“Charter” means the Corporation’s Articles of Amendment and Restatement, effective as of March 28, 2014, as amended by the Articles of Amendment effective as of November 20, 2014 and the Articles of Amendment effective as of June 10, 2019, as amended, supplemented and corrected from time to time, and shall include these Articles Supplementary.
“close of business” means 5:00 p.m. (New York City time).
“Closing Date” has the meaning set forth in the Investment Agreement.
“Closing Price” means, on any date of determination, the closing sale price of the Common Stock or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Common Dividend” has the meaning set forth in Section 4(i).
“Common Dividend Record Date” has the meaning set forth in Section 4(i).
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
“Company Charter Documents” has the meaning set forth in the Investment Agreement.
“Company Stock Plans” has the meaning set forth in the Investment Agreement.
“Confidential Information” has the meaning set forth in the Investment Agreement.
“Constituent Person” has the meaning set forth in Section 12(a).

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“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.
“Conversion Date” has the meaning set forth in Section 8(a).
“Conversion Notice” has the meaning set forth in Section 8(a)(i).
“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.
“Conversion Rate” means, initially, for each share of Series A Preferred Stock, 62.50 shares of Common Stock, subject to adjustment as set forth herein.
“Corporation” means OUTFRONT Media Inc., a Maryland corporation.
“Current Market Price” means, as of any date of determination, the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.
“Distributed Property” has the meaning set forth in Section 11(a)(iv).
“Distribution Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, rights offering or similar transaction.
“Dividend” has the meaning set forth in Section 4(a).
“Dividend Payment Date” means March 31, June 30, September 30, and December 31 of each year, commencing on the first such date to occur following the Original Issuance Date (the “Initial Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.
“Dividend Payment Period” means (i) in respect of any share of Series A Preferred Stock issued on the Original Issuance Date, the period from and including the Original Issuance Date to but excluding the Initial Dividend Payment Date and, subsequent to the Initial Dividend Payment Date, the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date, (ii) for any share of Series A Preferred Stock issued subsequent to the Original Issuance Date, provided that such share was issued and outstanding on the Dividend Record Date, the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and (iii) for any share of Series A Preferred Stock issued subsequent to the Original Issuance Date and not issued and outstanding on the Dividend Record Date for the Dividend Payment Period in which such share was issued, the period from and including the next Dividend Payment Date to but excluding the next immediately following

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Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.
“Dividend Rate” means 7.0% per annum, or, to the extent and during the period with respect to which such rate has been adjusted as provided in Section 4(c), Section 4(d) or Section 9(k), such adjusted rate; provided, that the Dividend Rate shall be increased by an additional 0.75% effective on each anniversary of the Original Issuance Date beginning on and following the eighth (8th) anniversary of the Original Issuance Date.
“Dividend Record Date” has the meaning set forth in Section 4(e).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Section 12(a).
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof.
“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.
“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period and (b) one fourth of the Dividend Rate applicable on such date.
“Indebtedness” means (a) all obligations of the Corporation or any of its Subsidiaries for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Corporation or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments, (c) all letters of credit and letters of guaranty in respect of which the Corporation or any of its Subsidiaries is an account party, (d) all securitization or similar facilities of the Corporation or any of its Subsidiaries and (e) all guarantees by the Corporation or any of its Subsidiaries of any of the foregoing.
“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Corporation or its Subsidiaries.

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“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation.
“Investment Agreement” means that certain Investment Agreement by and among the Corporation, the Providence Purchasers and the Ares Purchasers, dated as of April 16, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.
“Junior Stock” has the meaning set forth in Section 2(a).
“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.
“Mandatory Conversion” has the meaning set forth in Section 7(a).
“Mandatory Conversion Date” has the meaning set forth in Section 7(a).
“Mandatory Conversion Price” means the product of (i) 1.50 and (ii) the Conversion Price, as adjusted pursuant to the provisions of Section 11(a).
“Market Disruption Event” means any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined (the “Relevant Exchange”) during the one-half-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange.
“MGCL” means the Maryland General Corporation Law.
“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).
“Notice of Redemption” has the meaning set forth in Section 10(a).
“NYSE” means the New York Stock Exchange.
“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Senior Vice President or the Corporate Secretary of the Corporation.

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“open of business” means 9:00 a.m. (New York City time).
“Original Issuance Date” means the date that the shares of Series A Preferred Stock sold pursuant to the Investment Agreement were actually issued to the Holders thereof.
“Parity Stock” has the meaning set forth in Section 2(b).
“Participating Dividend Amount” has the meaning set forth in Section 4(i).
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.
“PIK Dividend” has the meaning set forth in Section 4(c).
“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Corporation.
“Providence 25% Beneficial Holding Requirement” has the meaning set forth in the Investment Agreement.
“Providence Director Designee” has the meaning set forth in the Investment Agreement.
“Providence Purchasers” has the meaning set forth in the Investment Agreement.
“Purchaser Parties” has the meaning set forth in the Investment Agreement.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Corporation makes the payment in full of the Redemption Price for such share to the Holder of such share.
“Redemption Price” has the meaning set forth in Section 10(a).
“Redemption Right” has the meaning set forth in Section 10(a).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.
“Registration Rights Agreement” means that certain Registration Rights Agreement between the Corporation, the Providence Holders and the Ares Holders dated as of April 20,

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2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
“REIT-Based Cash Conversion” has the meaning set forth in Section 6(a).
“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”
“Reorganization Event” has the meaning set forth in Section 12(a).
“Satisfaction of the Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Corporation or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.
“Senior Stock” has the meaning set forth in Section 2(d).
“Series A Preferred Stock” has the meaning set forth in Section 1.
“Share Cap” has the meaning set forth in Section 4(c).

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“Specified Contract Terms” means the covenants, terms and provisions of any indenture, credit agreement or any other agreement, document or instrument evidencing, governing the rights of the holders of or otherwise relating to any Indebtedness.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be EQ Shareowner Services.
“Trigger Event” has the meaning set forth in Section 11(a)(vi).
“Voting Stock” means (i) with respect to the Corporation, the Common Stock, the Series A Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Corporation and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of the board of directors of such Person or other similar governing body.
“VWAP” means the volume-weighted average price per share of Common Stock on any Trading Day as displayed under the heading “Bloomberg VWAP” on the Bloomberg page “OUT <equity> AQR” (or its equivalent successor if Bloomberg ceases to publish such price or such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation). The VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session.
SECTION 4.Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).
(b) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not authorized or declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Corporation, to the extent not prohibited by law, on each

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Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment, the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal (A) the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period minus (B) the Participating Dividend Amount received in respect of such share of Series A Preferred Stock during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term minus the Participating Dividend Amount received in respect of such share of Series A Preferred Stock during such initial Dividend Payment Period and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.
(c)    Payment of Dividend. On each Dividend Payment Date, with respect to all shares of Series A Preferred Stock, the Corporation will pay, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Corporation, to the extent permitted by applicable law, Dividends either, in its sole discretion, (i) in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), (ii) as a dividend in kind, and will issue additional shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period or (iii) a combination of a Cash Dividend and a PIK Dividend; provided, that following the eighth (8th) anniversary of the Original Issuance Date, the Corporation will pay only Cash Dividends; provided, that (A) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward) and (B) if the Corporation pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Corporation shall pay to such Holder, at the Corporation’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Liquidation Preference per share of Series A Preferred Stock or (2) one additional whole share of Series A Preferred Stock. In the event that the Corporation pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Liquidation Preference per share of Series A Preferred Stock, and the aggregate number of additional shares of Series A Preferred Stock issuable to a Holder in connection with the payment of a PIK

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Dividend will be, with respect to all of the shares of Series A Preferred Stock held by the Holder, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the aggregate amount of the applicable PIK Dividend for all such shares of Series A Preferred Stock divided by (2) the Liquidation Preference per share of Series A Preferred Stock. Any share of Series A Preferred Stock issued as a PIK Dividend will be duly authorized, validly issued and fully paid and nonassessable. Notwithstanding anything to the contrary in the foregoing, if at any time the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock could be converted exceeds 28,856,239 shares of Common Stock (as adjusted for any event set forth in Section 11) (the “Share Cap”), then unless the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the Share Cap has been approved by holders of the Common Stock in accordance with applicable NYSE stockholder approval requirements, during such time the Corporation must make Cash Dividends on all outstanding shares of Series A Preferred Stock on any applicable Dividend Payment Date except to the extent prohibited by applicable Maryland law. If the Corporation fails to pay in cash in the circumstances contemplated by the preceding sentence, then any Dividends otherwise payable on such Dividend Payment Date (or upon conversion of the Series A Preferred Stock for any Accrued Dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) shall continue to accrue and accumulate at a Dividend Rate equal to the Dividend Rate as of immediately prior to such time plus 1.00% per annum for the period from and including the first Dividend Payment Date (or upon conversion for any Accrued Dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) upon which the Corporation fails to pay in cash through but not including the day upon which the Corporation pays in cash all such Accrued Dividends that are payable only in cash pursuant to the preceding sentence.
(d)    Arrearages. Prior to the eighth (8th) anniversary of the Original Issuance Date, if the Corporation fails to declare a Dividend on the Series A Preferred Stock for any Dividend Payment Period or the Corporation fails to pay a full Cash Dividend on the Series A Preferred Stock on any Dividend Payment Date, then any such Dividend shall be effected as a PIK Dividend, and, without the prior consent of Holders, the Corporation may not subsequent to the first applicable Dividend Payment Date pay such Dividend in cash. Following the eighth (8th) anniversary of the Original Issuance Date, if the Corporation fails to pay a full Cash Dividend on the Series A Preferred Stock on any Dividend Payment Date, then such Dividend shall be effected as a PIK Dividend and the Series A Preferred Stock shall immediately upon such failure continue to accrue and cumulate at a Dividend Rate equal to the Dividend Rate as of immediately prior to such time plus 2.0% per annum, payable quarterly in arrears on each Dividend Payment Date as a Cash Dividend, for the period from and including the first Dividend Payment Date upon which the Corporation failed to pay a full Cash Dividend on the Series A Preferred Stock through but not including the day upon which the Corporation pays in accordance with Section 4(c) an aggregate amount of Cash Dividends on the Series A Preferred Stock that exceed the previously failed Cash Dividends (such period, a “Cash Dividend Failure Period”). Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date. After the eighth anniversary of the Original Issuance Date, the Corporation may not declare any dividend on, or

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make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock during a Cash Dividend Failure Period. For the avoidance of doubt, except if required to pay Cash Dividends with respect to exceeding the Share Cap under Section 4(c), the Corporation shall not be required to pay any Cash Dividends from the Original Issuance Date until the eighth (8th) anniversary of the Original Issuance Date. For the avoidance of doubt, if following the eighth (8th) anniversary of the Original Issuance Date, the Corporation does not pay a full Cash Dividend on a Dividend Payment Date, then the period from and including the first Dividend Payment Date upon which the Corporation did not pay a full Cash Dividend on the Series A Preferred Stock through but not including the day upon which the Corporation pays in accordance with Section 4(c) an aggregate amount of Cash Dividends on the Series A Preferred Stock that exceed the amount of Cash Dividends not paid in full since such first Dividend Payment Date of such period shall be deemed to be a Cash Dividend Failure Period.
(e)    Record Date. The record date for payment of Dividends that are paid on any relevant Dividend Payment Date will be the close of business on the twentieth (20th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”) and the record date for payment of any Accrued Dividends will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.
(f)     Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;
(ii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;
(iii) purchases of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;
(iv) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;
(v) distributions of Junior Stock or rights to purchase Junior Stock;

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(vi) any dividend in connection with the implementation of a stockholder rights or similar plan, or the redemption or repurchase of any rights under any such plan;
(vii) any repurchases, redemptions or other acquisitions of shares of Capital Stock issued in connection with existing DownREIT arrangements; or
(viii) (A) any dividend or distribution in cash or Capital Stock of the Corporation on or in respect of the Capital Stock of the Corporation to the extent that such declaration or payment of a dividend or making of a distribution is necessary to maintain the Corporation’s status as a REIT, or to avoid the payment by the Corporation of any federal or state income or excise tax for any taxable year (a “Required REIT Distribution”) and (B) any dividend or distribution in cash on or in respect of the Common Stock which, together with all other dividends or distributions pursuant to this clause (B) during the 12-month period immediately preceding such dividend or distribution, does not exceed 5% of the aggregate Required REIT Distributions paid by the Corporation on or in respect of the Common Stock during such 12-month period; provided, that following the one-year anniversary of the Original Issuance Date, if all or a portion of the dividends or distributions described in the foregoing clauses (A) or (B) is in cash (such dividend or distribution or portion thereof in cash, the “Permitted Cash Distribution”), then concurrently, and as a condition to, such Permitted Cash Distribution, each holder of the Series A Preferred Stock shall receive an amount in cash per share of Series A Preferred Stock equal to the Participating Dividend Amount as calculated in accordance with Section 4(i), which amount shall constitute an advance on and reduce, on a dollar-for-dollar basis, the next successive Dividend payable in respect of such share of Series A Preferred Stock in accordance with Section 4(b) and 4(c).
Subject to the provisions of this Section 4, dividends may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Corporation, on any Junior Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).
(g)    Conversion Following a Record Date. If the Conversion Date or Change of Control Conversion Date, as applicable, for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date or Change of Control Conversion Date, as applicable, in the calculation under Section 6(a), Section 9(b) or Section 7(a), as applicable. If the Conversion Date or Change of Control Conversion Date, as applicable, for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding Dividend Payment Date or the corresponding date of payment of such Accrued Dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such Dividend in the form of a Cash Dividend on the applicable Dividend Payment Date, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the

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amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date or Change of Control Conversion Date, as applicable.
(h)    In determining for purposes of Section 2-311 of the MGCL whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation), by distribution, redemption or otherwise, is permitted, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock will not be added to the total liabilities of the Corporation.
(i)    Participating Dividends. On and after the first anniversary of the Original Issuance Date, if the Corporation or the Board or any duly authorized committee thereof declares a cash dividend or distribution (whether quarterly, extraordinary, or other) in respect of the shares of Common Stock of the Corporation (a “Common Dividend”), each Holder of shares of Series A Preferred Stock shall be entitled to receive, on the payment date of such Common Dividend, an amount in cash per share of Series A Preferred Stock equal to the lesser of (x) the Implied Quarterly Dividend Amount during such Dividend Payment Period in respect of such share of Series A Preferred Stock and (y) the product of (a) the amount of cash per share of Common Stock declared by the Corporation or the Board or any duly authorized committee thereof in respect of such Common Dividend and (b) the number of shares of Common Stock equal to the quotient of (i) the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the record date of such Common Dividend (the “Common Dividend Record Date”) divided by (ii) the Conversion Price of such share of Series A Preferred Stock as of the Common Dividend Record Date. The amount of cash received in respect of a share of Series A Preferred Stock in connection with the preceding sentence shall be such share’s “Participating Dividend Amount” in respect of such Common Dividend.
SECTION 5.Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set apart for the holders of any Junior Stock and the rights of the Corporation’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock to and including the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution

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or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets in respect of such Holder’s Series A Preferred Stock.
(b)    Partial Payment. If, in connection with any distribution described in Section 5(a) above, the assets of the Corporation or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders, the amounts distributed to the Holders shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.
SECTION 6.Right of the Holders to Convert.
(a)    At any time after the Original Issuance Date, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date, plus (ii) cash in lieu of fractional shares as set out in Section 11(h); provided that, if the Corporation’s status as a REIT would be materially and adversely affected as result of a conversion, the Corporation may elect in its sole discretion to settle such conversion in cash (a “REIT-Based Cash Conversion”) by delivering, in lieu of any shares of Common Stock, to each such Holder an amount of cash per share equal to the VWAP per share of Common Stock on the Trading Day immediately preceding the Conversion Date for each share of Common Stock that such Holders would have received had such Holders converted such shares of Series A Preferred Stock into Common Stock on the Conversion Date (the “Cash Conversion Amount”); provided, further, that prior to effecting any REIT-Based Cash Conversion, the Corporation shall deliver prior written notice to such Holder and provide such Holder with a ten (10) Business Days period during which such Holder may rescind the Conversion Notice previously delivered to the Corporation by such Holder with respect to such shares of Series A Preferred Stock and automatically and without penalty cancel the proposed conversion upon delivery by such Holder of a written response to the Corporation within such ten (10) Business Day period. The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time following the Original Issuance Date; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).
(b)    The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

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(c)    Notwithstanding anything to the contrary in this Section 6, if at any time the number of shares of Common Stock into which the outstanding Series A Preferred Stock could be converted exceeds the Share Cap, then unless the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the Share Cap has been approved by holders of the Common Stock in accordance with applicable NYSE stockholder approval requirements, during such time the Holders shall not have the right to acquire shares of Common Stock in connection with a conversion of the Series A Preferred Stock, and the Corporation shall not be required to issue shares of Common Stock, in excess of the Share Cap, and the Corporation shall deliver, in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of the Share Cap, an amount of cash per share equal to the Cash Conversion Amount.
SECTION 7.Mandatory Conversion by the Corporation. (a) If at any time, or from time to time, from and after the third anniversary of the Original Issuance Date, if (i) the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) Trading Days and (ii) (A) the Corporation has an effective Resale Shelf Registration Statement (as defined in the Registration Rights Agreement) on file with the Securities and Exchange Commission or (B) the shares of Common Stock to be issued upon such Mandatory Conversion would be eligible to be offered, sold or otherwise transferred by the Holder thereof pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied), then the Corporation may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Corporation for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date, plus (ii) cash in lieu of fractional shares as set out in Section 11(h).
(b)    Notice of Mandatory Conversion. If the Corporation elects to effect a Mandatory Conversion, the Corporation shall, within ten (10) Business Days following the completion of the applicable period of thirty (30) Trading Days referred to in Section 7(a) above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Corporation shall be no less than five (5) Business Days and no more than fifteen (15) Business Days after the date on which the Corporation provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

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(i) the Mandatory Conversion Date selected by the Corporation; and
(ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the amount of cash in lieu of fractional shares to be paid to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder.
SECTION 8.Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):
(i) in the case of a conversion pursuant to Section 6(a) or Section 9(b), complete and manually or electronically sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be made conditional by such Holder on the completion of a Change of Control or other specified corporate transaction as such Holder may specify;
(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;
(iii) if required, furnish appropriate endorsements and transfer documents; and
(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 21.
If the Corporation duly exercises a Mandatory Conversion pursuant to Section 7, then the Mandatory Conversion of such shares of Series A Preferred Stock will occur automatically and without the need for any action on the part of the Holder thereof. The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Change of Control Conversion.
The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice), and (B) with respect to a Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.
(b)    Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date or Change of Control Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.
(c)    Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or, to the extent applicable, cash (including the Cash Conversion Amount or Change of Control Cash Conversion Amount), securities or

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other property issuable upon conversion of Series A Preferred Stock on a Conversion Date or Change of Control Conversion Date, as applicable, shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash (including the Cash Conversion Amount or Change of Control Cash Conversion Amount), securities or other property as of the close of business on such Conversion Date or Change of Control Conversion Date, as applicable. As promptly as practicable on or after the Conversion Date or Change of Control Conversion Date, as applicable, and compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and/or, to the extent applicable, any cash (including the Cash Conversion Amount or Change of Control Cash Conversion Amount), securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date or Change of Control Conversion Date, as applicable. Such delivery of shares of Common Stock, securities or other property shall be made, at the option of the Corporation, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Corporation to the appropriate Holder on a book-entry basis or by mailing certificates representing the shares to the Holders at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a) or Section 9(b)) or in the records of the Corporation (in the case of a Mandatory Conversion). In the event that a Holder shall not by written or electronic notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and/or, to the extent applicable, cash (including the Cash Conversion Amount or Change of Control Cash Conversion Amount), securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Corporation shall be entitled to register and deliver such shares, securities or other property, and make such payment (including the Cash Conversion Amount or Change of Control Cash Conversion Amount), in the name of the Holder and in the manner shown on the records of the Corporation.
(d)    Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with these Articles Supplementary, or otherwise acquired by the Corporation in any manner whatsoever, shall return to the status of and constitute authorized but unissued shares of Series A Preferred Stock, until such shares are once more classified as a particular class or series by the Board pursuant to the provisions of the Charter.
SECTION 9.Change of Control. (a) Repurchase at the Option of the Holder. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option, provided that such Holder has not elected to exercise the Change of Control Conversion pursuant to Section 9(b) in connection with any such Change of Control, to require the Corporation to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash equal to (A) 1.05 multiplied by (B) the sum of the Liquidation Preference of such share of Series A Preferred Stock plus the Accrued Dividends in respect of such share of Series A Preferred Stock,

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as of the applicable Change of Control Purchase Date (the “Change of Control Purchase Price”); provided that, the Corporation shall only be required to pay the Change of Control Purchase Price after the Satisfaction of the Indebtedness Obligations.
(b)     Conversion at the Option of the Holder. Upon the occurrence of a Change of Control, each Holder shall have the right, provided that such Holder has not elected to exercise the Change of Control Put pursuant to Section 9(a) in connection with any such Change of Control, at such Holder’s option, subject to the conversion procedures set forth in Section 8 and this Section 9, to convert any or all shares of such Holder’s Series A Preferred Stock (the “Change of Control Conversion”) into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Change of Control Conversion Date divided by (B) the Conversion Price as of the applicable Change of Control Conversion Date, plus (ii) cash in lieu of fractional shares as set out in Section 11(h); provided that, if the Corporation’s status as a REIT would be materially and adversely affected as result of a conversion, the Corporation may elect in its sole discretion to settle pursuant to a REIT-Based Cash Conversion by delivering, in lieu of any shares of Common Stock, to each such Holder an amount of cash per share equal to the VWAP per share of Common Stock on the Trading Day immediately preceding the Change of Control Conversion Date for each share of Common Stock that such Holders would have received had such Holders converted such shares of Series A Preferred Stock into Common Stock on the Change of Control Conversion Date (the “Change of Control Cash Conversion Amount”); provided, further, that prior to effecting any REIT-Based Cash Conversion, the Corporation shall deliver prior written notice to such Holder and provide such Holder with a ten (10) Business Days period during which such Holder may rescind the Conversion Notice previously delivered to the Corporation by such Holder with respect to such shares of Series A Preferred Stock and automatically and without penalty cancel the proposed conversion upon delivery by such Holder of a written response to the Corporation within such ten (10) Business Day period; provided, further, that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).
(i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.
(ii) Notwithstanding anything to the contrary in this Section 9, unless the issuance of shares upon conversion of the Series A Preferred Stock has been approved by holders of the Common Stock in accordance with applicable NYSE stockholder approval requirements, the Holders shall not have the right to acquire shares of Common Stock, and the Corporation shall not be required to issue shares of Common Stock, in excess of the Share Cap and the Corporation shall deliver, in lieu of any shares of Common Stock

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otherwise deliverable upon conversion in excess of the Share Cap, an amount of cash per share equal to the Change of Control Cash Conversion Amount.
(c)    Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).
(d)    Final Change of Control Notice. Within ten (10) days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Corporation discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain:
(i) the date by which the Holder must elect to exercise a Change of Control Put (which shall be no earlier than 30 days before the Change of Control Purchase Date) (the “Change of Control Put Deadline”);
(ii) the date by which the Holder must elect to exercise a Change of Control Conversion (which shall be no earlier than 30 days before the Change of Control Conversion Date) (the “Change of Control Conversion Deadline”);
(iii) a description of the payments and other actions required to be made or taken in order to effect the Satisfaction of the Indebtedness Obligations;
(iv) the Change of Control Purchase Date and the Change of Control Conversion Date for such shares (which shall be the later of (A) 61 days from the date such notice is mailed or (B) the day the Satisfaction of the Indebtedness Obligations has occurred); and
(v) the instructions a Holder must follow to exercise a Change of Control Put or Change of Control Conversion in connection with such Change of Control.
(e)    Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be repurchased by the Corporation or lost stock affidavits therefor, if applicable.
(f)    Change of Control Conversion Procedure and Delivery. To exercise a Change of Control Conversion, a Holder must, no later than 5:00 p.m., New York city time, on the Change of Control Conversion Deadline, satisfy the requirements of Section 8(a)(ii), (iii) and (iv). The delivery procedures set forth in Section 8 shall apply to any Change of Control Conversion.

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(g)    Delivery upon Change of Control Put. Upon a Change of Control Put, after the Satisfaction of the Indebtedness Obligations and subject to Section 9(k) below, the Corporation (or its successor) shall deliver or cause to be delivered to the Holder within five (5) Business Days by mail or wire transfer the Change of Control Purchase Price of such Holder’s shares of Series A Preferred Stock.
(h)    Treatment of Shares. If a Holder does not elect to effect a Change of Control Put or a Change of Control Conversion pursuant to this Section 9 with respect to all of its shares of Series A Preferred Stock, the shares of Series A Preferred Stock held by it and not surrendered for purchase or conversion by the Corporation will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled in accordance with the terms of these Articles Supplementary. From and after the Change of Control Purchase Date and Change of Control Conversion Date, with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Change of Control Put or the Change of Control Conversion and that the Corporation has repurchased or converted the applicable shares of Series A Preferred Stock in accordance with the provisions of this Section 9, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is either purchased by the Corporation or is converted, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.
(i)    Partial Exercise of Change of Control Put or Change of Control Conversion. In the event that a Change of Control Put or Change of Control Conversion is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Change of Control Put or Change of Control Conversion, the Corporation shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Corporation, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Change of Control Put or Change of Control Conversion was not effected (or book-entry interests representing such shares).
(j)     Redemption by the Corporation. In the case of a Change of Control, any shares of Series A Preferred Stock as to which a Change of Control Put or Change of Control Conversion was not exercised may be redeemed, at the option of the Corporation (or its successor or the acquiring or surviving Person in such Change of Control), upon not less than ten (10) nor more than sixty (60) days’ notice, which notice must be received by the affected Holders within thirty (30) days of the Change of Control Put Deadline, at a redemption price per share, payable in cash equal to (i) the Liquidation Preference as of the date of redemption plus (ii) Accrued Dividends as of the date of redemption. Unless the Corporation (or its successor or the acquiring or surviving Person in such Change of Control) defaults in making the redemption payment on the applicable redemption date, on and after the redemption date, (A) Dividends shall cease to accrue on the shares of Series A Preferred Stock so called for redemption, (B) all shares of Series A Preferred Stock called for redemption shall no longer be deemed outstanding and (C) all rights with respect to such shares of Series A Preferred Stock shall on such redemption date cease and

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terminate, except only the right of the Holders thereof to receive the amount payable in such redemption.
(k)    Specified Contract Terms. If the Corporation (A) shall not have sufficient funds legally available under the MGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”) or (B) will be in violation of Specified Contract Terms if it purchases the Required Number of Shares, the Corporation shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Purchase Price equal to the lesser of (1) the amount legally available for the purchase of shares of Series A Preferred Stock under the MGCL and (2) the largest amount that can be used for such purchase not prohibited by Specified Contract Terms and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Purchase Price as soon as practicable after the Corporation is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law and Specified Contract Terms. If the Corporation fails to pay the Change of Control Purchase Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Series A Preferred Stock to be repurchased pursuant to the Change of Control Put, the Corporation will pay Cash Dividends on such shares not repurchased at a Dividend Rate equal to the Dividend Rate as of immediately prior to such time plus 1.0% per annum, accruing daily from such date until the Change of Control Purchase Price, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock. Notwithstanding the foregoing, in the event a Holder elects to exercise the Change of Control Put pursuant to this Section 9 at a time when the Corporation is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under this Section 9.
SECTION 10.Redemption at the Option of the Corporation. (a) At any time after the seventh (7th) anniversary of the Original Issuance Date, the Corporation shall have the right (but not the obligation) (a “Redemption Right”) to redeem any or all of the then-outstanding shares of Series A Preferred Stock, at a redemption price per share of Series A Preferred Stock (payable by the Corporation in cash) equal to the sum of (i) the Liquidation Preference of the shares of Series A Preferred Stock to be redeemed plus (ii) the Accrued Dividends with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Redemption Price”); provided, however, that, if the Redemption Date occurs on or after the Record Date for a

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Dividend and on or before the immediately following Dividend Payment Date, then (A) on such Dividend Payment Date, such Dividend will be paid to the Holder of each share of Series A Preferred Stock as a Cash Dividend as of the close of business on the applicable Dividend Record Date for such Dividend, notwithstanding the Corporation’s exercise of the Redemption Right and (B) the amount of such Cash Dividend will not be included in the Redemption Price. In connection with any such redemption, a written notice (a “Notice of Redemption”) shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation pursuant to Section 10(b). The Redemption Price shall be paid to the Holders in cash and on a pro rata basis such that each Holder shall be entitled to receive, with respect to each single share of Series A Preferred Stock held by such Holder, the same amount of cash as each other Holder is entitled to receive with respect to each share of Series A Preferred Stock held by such other Holder.
(b)    A Notice of Redemption shall be provided to Holders at least ten (10) days and not more than sixty (60) days before the date fixed for any redemption pursuant to Section 10(a). Any Notice of Redemption mailed or delivered as provided in this Section 10(b) shall be conclusively presumed to have been duly given, whether or not any applicable Holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any Holder of shares of Series A Preferred Stock designated for redemption pursuant to Section 10(a) shall not affect the validity of the proceedings for the redemption of any other share(s) of Series A Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such Holder. Each Notice of Redemption given to a holder shall include: (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) with respect to each share of Series A Preferred Stock, the Redemption Price; and (iv) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed.
SECTION 11.Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Corporation shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:
(i) A subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock (including a

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subdivision effected via a stock dividend), in which event the Conversion Rate shall be adjusted based on the following formula:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such stock dividend, or (ii) the effective date of such subdivision, combination or reclassification
CR1	=
the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such stock dividend, or (ii) the effective date of such subdivision, combination or reclassification

OS0	=
the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such stock dividend or (ii) the effective date of such subdivision, combination or reclassification

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event
Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such subdivision effected via stock dividend, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.
(ii) The issuance or sale (which, for purposes of this clause (ii), shall include any series of related issuances and sales) of any Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock (“Common Stock Equivalents”), other than any ATM Equity Offering, at (A) a price per share that is less than $8.00 (as equitably adjusted after the Original Issuance Date to account for stock splits, combinations and other similar events) as of the date of issuance for such issuance or sale and (B) an aggregate sale price of at least $100,000,000, in which event the Conversion Rate will be increased based on the following formula:

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CR0	=	the Conversion Rate in effect immediately prior to the close of business on the date of issuance for such issuance or sale
CR1	=	the new Conversion Rate in effect immediately following the close of business on the date of issuance for such issuance or sale
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the date of issuance for such issuance or sale
X	=
The number of additional shares of Common Stock issued or sold or to be issued or sold (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised)

Y	=
equal to the quotient of (x) the aggregate amount of consideration received by the Corporation for such additional shares of Common Stock (and/or Common Stock Equivalents), divided by (y) the Conversion Price as of immediately prior to the close of business on the date of issuance for such issuance or sale

For purposes of this clause (ii), in determining whether any issuance or sale Common Stock or Common Stock Equivalents satisfies the criteria set forth in clause (A) and (B) of the first sentence thereof, there shall be taken into account any consideration the Corporation receives for such Common Stock or Common Stock Equivalents, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.
Any adjustment pursuant to clause (ii) shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and upon the consummation of such issuance shall become effective retroactively (x) in the case of an issuance or sale to the stockholders of the Corporation, as such, to the date immediately following the close of business on the date of issuance for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents, and (y) in all other cases, on the date of such issuance or sale; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this clause (ii) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.
In case any shares of Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the Fair Market Value of such consideration when received.
If Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this clause (ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or

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conversion thereof, then the Conversion Price hereunder shall be automatically readjusted, without any action required to be taken by the Corporation, the Board or any Holder (but to no greater extent than originally adjusted), in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable.

(iii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vi) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
CR1	=	the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (iii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

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Any adjustment made pursuant to this clause (iii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
(iv) The Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) any Permitted Cash Dividend, (B) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(iii) hereof, (C) Distribution Transactions as to which Section 11(a)(v) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vi) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

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CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1	=	the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0	=	the Current Market Price as of the Record Date for such dividend or distribution
FMV	=
the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Corporation shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(v) The Corporation effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted based on the following formula:

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CR0	=	the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction
CR1	=	the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction
FMV	=
the arithmetic average of the volume-weighted average prices for a share of the Capital Stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such Capital Stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such Capital Stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0	=	the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction
Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).
(vi) If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date or Change of Control Conversion Date, as applicable, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date or Change of Control Conversion Date, as applicable, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock as described in Section 11(a)(iii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(iii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the

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Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.
To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.
Notwithstanding anything to the contrary in this Section 11(a)(vi), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.
(b)    Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or Change of Control Conversion Date, as applicable.
(c)    When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.
(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.
(iii) No adjustment to the Conversion Rate will be made:
(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

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(B) upon the issuance of any shares of Common Stock or options or rights to purchase, or other securities convertible into or exchangeable or exercisable for such shares pursuant to any present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee or director agreements or arrangements or programs, in each case where such issuance, plan, program, agreement or arrangement is or has been approved by the Board or a committee thereof (including, for the avoidance of doubt, the Company Stock Plans);
(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;
(D) upon the issuance of Capital Stock of a Subsidiary of the Corporation issued to the Corporation or any Subsidiary of the Corporation;
(E) upon the issuance of any shares of Common Stock in connection with any “business combination” (as defined in the rules and regulations promulgated by the Securities and Exchange Commission) or as otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, including but not limited to UpREIT or DownREIT structured acquisitions, or settlement of deferred liabilities in connection therewith; or
(F) for a change in the par value of the Common Stock.
(d)    Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.
(e)    Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.
(f)    Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):
(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

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(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.
(g)    Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 11.
(h)    Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Corporation’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or Change of Control Conversion Date, as applicable, or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date or Change of Control Conversion Date, as applicable.
SECTION 12.Adjustment for Reorganization Events.
(a)    Reorganization Events. In the event of:
(i) any reclassification, statutory share exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the outstanding shares of Common Stock (but not the Series A Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;
(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the assets of the Corporation, in each case pursuant to which the Common Stock (but not the Series A Preferred Stock) is converted into cash, securities or other property; or

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(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series A Preferred Stock) into other securities;
(each of which do not qualify as a Change of Control and is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d), remain outstanding and, for the avoidance of doubt, each Holder shall retain its rights in connection with a Change of Control as set forth on Section 9 and shall retain the right to effect a conversion pursuant to and in accordance with Section 6 hereof, but the shares of Series A Preferred Stock shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date or Change of Control Conversion Date, as applicable) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.
(b)    Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.
(c)    Reorganization Event Notice. The Corporation (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

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(d)    Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.
SECTION 13.Voting Rights.
(a)    General. Except as provided by law or by the provisions of Section 13(b), Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Corporation then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Corporation); provided that, until the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, under the Canadian Competition Act, applicable to Holders Affiliated with Providence Equity Partners LLC (collectively, the “PEP Holders”), with respect to such PEP Holders, and Holders Affiliated with ASOF Holdings I, L.P. and Ares Capital Corporation (collectively, the “Ares Holders”), with respect to such Ares Holders, shares of Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof held by the PEP Holders and the Ares Holders, as the case may be, will not entitle such Holders to vote for the election of any directors of the Corporation or any Subsidiary of the Corporation (the “Limited Voting Rights”). Subject to the Limited Voting Rights, each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such Holder could then be converted pursuant to Section 6 at the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Bylaws.
(b)    Adverse Changes. In addition to any other vote required by the Charter, the Bylaws or applicable law,
(i) the vote or consent of the Holders of at least (x) 75% (during the period in which the Ares 90% Beneficial Holding Requirement is satisfied) or (y) a majority (during all other periods) of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, directly or indirectly, whether or not such approval is required pursuant to the MGCL:

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(a) any amendment, modification, supplementation, waiver or other change of any provision of the Charter in a manner that adversely alters or changes the rights, powers, preferences or privileges of the Holders of the Series A Preferred Stock including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction.
(ii) the vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, directly or indirectly, whether or not such approval is required pursuant to the MGCL:
(a) the authorization, issuance or reclassification of any Parity Stock or Senior Stock, or any amendment or alteration of the Company Charter Documents to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Parity Stock (including any increase in the number of authorized or issued shares of Series A Preferred Stock, other than with respect to PIK Dividends) or Senior Stock;
(b) the redemption, repurchase or other acquisition of any Junior Stock by the Corporation (provided that, for the avoidance of doubt, the foregoing shall not restrict (i) any repurchase of unvested shares at cost following termination of an employee, advisor or consultant of the Corporation or its Subsidiaries, (ii) repurchases or acquisitions pursuant to the cashless exercise of Company Stock Options (as defined in the Investment Agreement) or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Restricted Shares (as defined in the Investment Agreement), Company PSUs (as defined in the Investment Agreement) or Company RSUs (as defined in the Investment Agreement) or (iii) the repurchase, redemption or other acquisition of shares issued in connection with existing DownREIT arrangements);
(c) the incurrence of any additional Indebtedness by the Corporation or its Subsidiaries not otherwise permitted under the Corporation’s Indebtedness Agreements existing on the Closing Date, as they may be amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time;
(d) the effecting by the Corporation or any of its Subsidiaries of any voluntary deregistration under the Exchange Act or any voluntary delisting with the NYSE in respect of the Common Stock other than in connection with a Change of Control pursuant to which the Corporation agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 9 of these Articles Supplementary; and
(e) in connection with any financing transaction or any capital raising transaction, the issuance of preferred stock, senior securities or securities convertible into preferred stock or senior securities in any Subsidiary of the Corporation to any Person that is not the Corporation or a wholly-owned Subsidiary of the Corporation;

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provided, however, that the authorization, creation or classification of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the Holders of the Series A Preferred Stock.
For purposes of this Section 13, the filing in accordance with applicable law of articles supplementary or any similar document setting forth or changing the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of any class or series of stock of the Corporation shall be deemed an amendment to the Charter.
(c)    Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. The Holders of shares of Series A Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series A Preferred Stock.
(d)    For the avoidance of doubt, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.
(e)    All of the Holders of the Series A Preferred Stock shall be entitled to receive a pro rata (in proportion to the number of shares of Series A Preferred Stock held by such Holder) amount of any consent fee or other consideration (including rights to participate in a future proposed issuance) that is provided by the Corporation or its Subsidiaries to any Holder of Series A Preferred Stock in connection with such Holder’s agreement to provide its written approval in connection with such Holder’s right under this Section 13.
(f)    Notwithstanding anything to the contrary in this Section 13, if at any time the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock could be converted exceeds the Share Cap, then unless the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the Share Cap has been approved by holders of the Common Stock in accordance with applicable NYSE stockholder approval requirements, during such time the Holders of Series A Preferred Stock shall not have the right to vote shares of Series A Preferred Stock to the extent the number of shares of Common Stock into which the outstanding Series A Preferred Stock could be converted would exceed the Share Cap.
SECTION 14.Appraisal Rights; Preemptive Rights. Holders of the Series A Preferred Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board and upon such terms and conditions as specified by the Board,

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shall determine that such rights apply, with respect to the Series A Preferred Stock, to one or more transactions occurring after the date of such determination in connection with which Holders would otherwise be entitled to exercise such rights. Except for the right to participate in certain issuances of securities by the Corporation, as set forth in Section 5.12 of the Investment Agreement, the Holders shall not have any preemptive rights.
SECTION 15.Information Rights. So long as the Providence 25% Beneficial Holding Requirement is satisfied, with respect to the Providence Purchasers, and so long as the Ares 25% Beneficial Holding Requirement is satisfied, with respect to the Ares Purchasers, the Corporation agrees to provide the Providence Purchasers and/or the Ares Purchasers, as the case may be, with the information as set forth in, and in accordance with, Section 5.13 of the Investment Agreement.
SECTION 16.Term. Except as expressly provided in these Articles Supplementary, the shares of Series A Preferred Stock shall have no stated maturity date and the term of the Series A Preferred Stock shall be perpetual.
SECTION 17.Waiver of Restrictions on Ownership and Transfer. The Series A Preferred Stock shall be subject to the provisions of Article VII of the Charter; provided that the Corporation has granted to certain initial Holders of the Series A Preferred Stock an exemption from certain restrictions in Article VII pursuant to Section 7.2.7 of the Charter and may, in its reasonable discretion, in the future grant exemptions to future Holders, including pursuant to Section 5.10(c) of the Investment Agreement; provided, further, that Section 7.2.1(a)(iv) of the Charter and any related provisions therein concerning the Corporation’s status as a “domestically controlled investment entity” within the meaning of Section 897(h)(4)(B) of the Code shall not apply to the Beneficial Ownership or Constructive Ownership (each as defined in the Charter) of shares of Series A Preferred Stock.
SECTION 18.No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 19.Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be EQ Shareowner Services. The Corporation may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Corporation shall send notice thereof

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either by first class mail, postage prepaid or by electronic submission, including by email, to the Holders.
SECTION 20.Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates representing the Series A Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.
(b)    Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Corporation shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date or Change of Control Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date or Change of Control Conversion Date, as applicable, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly represented by the physical certificate.
SECTION 21.Taxes. (a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the of Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)    Withholding.
(i)     All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders. The Corporation shall promptly notify the Holders if it

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determines that it has such requirement to withhold and give the Holders a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Upon a Holder’s reasonable request, the Corporation shall use commercially reasonable efforts to provide information required in connection with obtaining refunds and reductions of, and exemptions from, withholding taxes. Notwithstanding Section 21(c), the Corporation may, as a protective measure, withhold on any PIK Dividend paid to a Holder that is not a United States person unless such Person provides a form establishing a reduction or exemption therefrom.
(ii) Each Holder that is a United States person (as defined for U.S. federal income tax purposes) shall provide to the Corporation an executed copy of IRS Form W-9. Each Holder that is not a United States person shall provide to the Corporation an executed copy of the IRS Form W-8 applicable to such Holder and any other applicable evidence, which shall establish any exemption from, or reduction in, U.S. federal withholding tax to which such Holder is entitled in respect of the Series A Preferred Stock (or in respect of the shares of Common Stock received upon their conversion). If any form or any other applicable evidence that a Holder previously delivered expires or becomes obsolete or inaccurate in any respect, such Holder shall promptly update such form and any other applicable evidence or promptly notify the Corporation in writing of its legal inability to do so.
(iii) Notwithstanding anything herein to the contrary, if the Corporation pays, is assessed, or is otherwise liable for any withholding taxes in respect of amounts paid or deemed paid to a Holder as result of an adjustment to the Conversion Rate, a payment of dividends in the form of Series A Preferred Stock, or any other circumstance in which the taxes are not satisfied by withholding from amounts that would otherwise be paid to the Holder, the Corporation may, at its option, set off such taxes against any payments of cash, Series A Preferred Stock, or Common Stock that would be made to such Holder, including future dividends, redemption proceeds, or shares of Common Stock issued upon a conversion of shares of Series A Preferred Stock, and the Holder shall indemnify and hold harmless the Corporation for any such taxes.
(c)    Tax Treatment. The Corporation (i) acknowledges that to the extent permitted by law, the Series A Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code, and any applicable regulations promulgated thereunder, and (ii) to the extent permitted by law shall not for tax purposes report any dividends to the Holders other than Dividends that (A) are declared and paid in cash or (B) are taxable pursuant to Section 305(c) of the Code as a result of an adjustment pursuant to Section 11 hereof that relates to an actual distribution of property as defined in Section 317 of the Code. To the extent permitted by law the Corporation and the Holders agree to take no positions or actions inconsistent with such treatment.

SECTION 22.Notices. Except as otherwise provided herein, all notices referred to herein shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally

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recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid: (i) if to the Corporation, to its office at OUTFRONT Media Inc., 405 Lexington Avenue, New York, NY, 10174 (Attention: General Counsel; Email: richard.sauer@outfrontmedia.com), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
SECTION 23.Facts Ascertainable. When the terms of these Articles Supplementary refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporate Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Corporate Secretary of the Corporation shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
SECTION 24.Waiver. Notwithstanding any provision in these Articles Supplementary to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of (x) 75% (during the period in which the Ares 90% Beneficial Holding Requirement is satisfied) or (y) a majority (during all other periods) of the shares of Series A Preferred Stock then issued and outstanding.
SECTION 25.Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
SECOND: The shares of Series A Preferred Stock have been classified and designated by the Board under the authority contained in Section 6.4 of the Charter and §2-105 of the MGCL.
THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

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FOURTH: These Articles Supplementary shall become effective at 12:31 p.m., Eastern Time, on April 20, 2020.
FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Corporate Secretary on this 16th day of April, 2020.

ATTEST:	OUTFRONT MEDIA INC.

By:

Louis Capocasale		Matthew Siegel
Corporate Secretary		Executive Vice President and
Chief Financial Officer

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EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
by and among
OUTFRONT Media Inc.
Providence Equity Partners VIII-A L.P.,
Providence Equity Partners VIII (Scotland) L.P.,
PEP VIII Intermediate 5 L.P.,
PEP VIII Intermediate 6 L.P.,
ASOF Holdings I, L.P.
and
Ares Capital Corporation
Dated as of April 20, 2020

Page
ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement	1

Section 1.2 Effectiveness Period	2

Section 1.3 Subsequent Shelf Registration Statement	2

Section 1.4 Supplements and Amendments	2

Section 1.5 Subsequent Holder Notice	2

Section 1.6 Underwritten Offering	3

Section 1.7 Take-Down Notice	4

Section 1.8 Piggyback Registration	4

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Registration Procedures	5

Section 2.2 Suspension	8

Section 2.3 Expenses of Registration	9

Section 2.4 Information by Holders	9

Section 2.5 Rule 144 Reporting	10

Section 2.6 In-Kind Distributions	10

ARTICLE III

Indemnification

Section 3.1 Indemnification by Company	10

Section 3.2 Indemnification by Holders	11

Section 3.3 Notification	12

Section 3.4 Contribution	13

ARTICLE IV

Transfer and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights	13

Section 4.2 Termination of Registration Rights	13

i

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers	14

Section 5.2 Extension of Time, Waiver, Etc	14

Section 5.3 Assignment	14

Section 5.4 Counterparts	14

Section 5.5 Entire Agreement; No Third Party Beneficiary	14

Section 5.6 Governing Law; Jurisdiction	14

Section 5.7 Specific Enforcement	15

Section 5.8 Waiver of Jury Trial	15

Section 5.9 Notices	16

Section 5.10 Severability	17

Section 5.11 Expenses	18

Section 5.12 Interpretation	18

ii

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 20, 2020, by and among OUTFRONT Media Inc., a Maryland corporation (the “Company”), Providence Equity Partners VIII-A L.P., a Cayman Partnership, Providence Equity Partners VIII (Scotland) L.P., a Scottish partnership, PEP VIII Intermediate 5 L.P., a Delaware limited partnership, and PEP VIII Intermediate 6 L.P., a Delaware limited partnership (together, the “Providence Holders”), ASOF Holdings I, L.P., a Delaware limited partnership, and Ares Capital Corporation, a Maryland corporation (together, the “Ares Holders”) (each of the Providence Holders and the Ares Holders, a “Purchaser” and collectively, together with their successors and any Person that becomes a party hereto pursuant to Section 4.1, the “Purchasers”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.
WHEREAS, the Company and the Purchasers are parties to the Investment Agreement, dated as of April 16, 2020 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, an aggregate of 400,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which is convertible into shares of Common Stock; and
WHEREAS, as a condition to the obligations of the Company and the Purchasers under the Investment Agreement, the Company and the Purchasers are entering into this Agreement for the purpose of granting certain registration and other rights to the Purchasers.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I

Resale Shelf Registration
Section 1.1    Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to prepare and file, within 90 days after the Closing Date, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers) (the “Resale Shelf Registration Statement”) and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

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Section 1.2    Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holders for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).
Section 1.3    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holders for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers.
Section 1.4    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
Section 1.5    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):
(a)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 90-day period;
(b)    if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its

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commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and
(c)    notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).
Section 1.6    Underwritten Offering.
(a)    Subject to any applicable restrictions on transfer in the Investment Agreement, the Company Charter Documents or otherwise, one or more of the Holders may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $75,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) effect (A) more than two (2) Underwritten Offerings at the request of the Providence Holders and more than one (1) Underwritten Offering at the request of the Ares Holders within any twelve (12) month period or (B) more than four (4) Underwritten Offerings at the request of the Providence Holders and more than two (2) Underwritten Offerings at the request of the Ares Holders in the aggregate or (iii) effect an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers). Upon receipt of a request for an Underwritten Offering, the Company shall notify all Holders of such request and shall include in such Underwritten Offering (subject to Section 1.6 below) all shares to be sold by Holders responding to such notice.
(b)    In the event of an Underwritten Offering, the Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter(s) to administer the Underwritten Offering; provided, that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed; provided, further, that in making the determination to consent to the Holder’s choice of managing underwriter(s), the Company may take into account its business and strategic interests. The Company and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.
(c)    The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Purchasers. If the managing underwriter or underwriters advise the Company and the Purchasers in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included by persons other than the Holders.

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Section 1.7    Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Purchaser delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.
Section 1.8    Piggyback Registration.
(a)    If the Company proposes to file a registration statement under the Securities Act with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing or offering, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (the “Piggyback Notice”) to each of the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement or offering the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.
(b)    If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders; (iii) third, any other securities of the Company that have been requested to be included in such offering; provided that Holders may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8. For the avoidance of doubt, a piggyback sale shall not count against the limitations in Section 1.6(a).

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ARTICLE II

Additional Provisions Regarding Registration Rights
Section 2.1    Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:
(a)    prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;
(b)    prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with a Purchaser’s intended method of distribution set forth in such registration statement for such period;
(c)    furnish to each Purchaser’s legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;
(d)    if requested by the managing underwriter or underwriters, if any, or the Purchasers, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(e)    in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Purchasers and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Purchasers or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;
(f)    as promptly as is reasonably practicable notify the Purchasers at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of a Purchaser, prepare as promptly as is reasonably practicable and furnish to such Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

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(g)    use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Purchasers; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;
(h)    in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement on customary terms (including with respect to the indemnification of such underwriters) and in accordance with the applicable provisions of this Agreement;
(i)    in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);
(j)    (A) furnish, on the dates that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (B) furnish, on the date of the underwriting agreement and on the date(s) that such Registrable Securities are delivered for sale, a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(k)    use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;
(l)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
(m)    in connection with a customary due diligence review, make available for inspection by the Purchasers, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Purchasers or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in

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violation of this Agreement or (iv) such information (A) was known to such Offering Persons or their representatives (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to clauses (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor and except in the case of clause (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement);
(n)    cooperate with the Purchasers and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and
(o)    as promptly as is reasonably practicable notify the Purchasers (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.1(h) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.
Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(f), 2.1(o)(ii) or 2.1(o)(iii), such Purchaser shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, such Purchaser shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Purchasers thereof. In the event the

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Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Purchasers that such Interruption Period is no longer applicable.
Section 2.2    Suspension. (a) The Company shall be entitled, on one (1) occasion in any twelve (12) month period, for a period of time not to exceed sixty (60) days in the aggregate in any such twelve (12) month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Purchasers a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and the anticipated length of such suspension. The Purchasers shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice, or requires the Holders to suspend any Underwritten Offering, the Purchasers shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.
Section 2.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.
Section 2.4    Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request and as shall be required by applicable law in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)    such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as the Company may reasonably request and as shall be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

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(b)    during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and
(c)    such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.
Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;
(b)    so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and
(c)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC.
Section 2.6    In-Kind Distributions. If a Purchaser (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested.
ARTICLE III

Indemnification
Section 3.1    Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus (including a prospectus supplement), or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders,

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accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), “road show” presentation or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in connection with such registration by any such Holder.
Section 3.2    Indemnification by Holders. To the fullest extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid

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in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).
Section 3.3    Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.
Section 3.4    Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and

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equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE IV

Transfer and Termination of Registration Rights
Section 4.1    Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Preferred Stock (or the Common Stock issued upon conversion of the Preferred Stock) to such Person in a Transfer permitted by the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferree agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in the form of Exhibit B hereto. Any transferee of a Providence Holder in accordance with the Investment Agreement shall be considered a Providence Holder and any transferee of an Ares Holder in accordance with the Investment Agreement shall be considered an Ares Holder hereunder.
Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Preferred Stock or Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all shares of Common Stock issuable (or actually issued) upon conversion of the Preferred Stock cease to be Registrable Securities.
ARTICLE V

Miscellaneous
Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company, the holders of a majority of all shares held by the Providence Holders and the holders of a majority of all shares held by Ares Holders.
Section 5.2    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 5.3    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation

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of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.
Section 5.4    Counterparts. This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transaction Act, or the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 5.5    Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.
Section 5.6    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except where the provisions of the laws of the State of Maryland are mandatorily applicable.
(b)    All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the state and federal courts located in the Borough of Manhattan, State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 5.7    Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

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Section 5.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.
Section 5.9    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a)    If to the Company, to it at:
OUTFRONT Media Inc.
405 Lexington Avenue
New York, New York 10174
Attention: General Counsel
Email: richard.sauer@outfrontmedia.com

with a copy to (which shall not constitute notice):

Jones Day
250 Vesey Street
New York, New York 10281
Attention: Rory T. Hood
Email:  rhood@jonesday.com

(b)     If to the Providence Holders at:
c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903
Attention: Michael J. Dominguez; Christopher C. Ragona
Email: m.dominguez@provequity.com; c.ragona@provequity.com
and
c/o Providence Equity Partners L.L.C.
31 West 52nd Street, Suite 2400
New York, New York 10019
Attention: R. Davis Noell
Email: d.noell@provequity.com

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with a copy to (which will not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael J. Aiello
Email: michael.aiello@weil.com
and
Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention: Kevin J. Sullivan
Email: kevin.sullivan@weil.com
(c)    If to the Ares Holders at:
ASOF Holdings I, L.P.
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Attention: Courtney DeBolt
Email: bondsettlements@aresmgmt.com
and
Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: Thomas C. Griffin III
Email: tgriffin@aresmgmt.com
with a copy to (which will not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Kenneth Schneider, Esq.
Attention: Ellen Ching, Esq.
Email: kschneider@paulweiss.com
Email: eching@paulweiss.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 5.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate

15

in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
Section 5.11    Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 5.12    Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

OUTFRONT MEDIA INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

PROVIDENCE EQUITY PARTNERS VIII-A L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner

By:
Name: Title:

PROVIDENCE EQUITY PARTNERS VIII (SCOTLAND) L.P.

By: Providence Equity GP VIII (Scotland) L.P., its general partner

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:
Name: Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:
PEP VIII INTERMEDIATE 5 L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner

By:
Name: Title:

PEP VIII INTERMEDIATE 6 L.P. By: Providence Equity GP VIII L.P., its general partner By: PEP VIII International Ltd., its general partner
By:
Name: Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

ASOF HOLDINGS I, L.P. By: ASOF Management, L.P., its general partner By: ASOF Management GP LLC, its general partner

By:
Name: Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS: ARES CAPITAL CORPORATION

By:
Name: Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A
DEFINED TERMS
1. The following capitalized terms have the meanings indicated:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliates” shall have the meaning given to such term in the Investment Agreement.
“Business Day” shall have the meaning given to such term in the Investment Agreement.
“Closing Date” shall have the meaning given to such term in the Investment Agreement.
“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.
“Company Charter Documents” shall have the meaning given to such term in the Investment Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” means any Person holding Registrable Securities.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.
“Registrable Securities” means, as of any date of determination, any shares of Common Stock acquired by any Purchaser pursuant to the conversion of the Preferred Stock, any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; and (v) such securities are transferable by a Person (A) who is not an Affiliate of the Company pursuant to Rule 144 under the Securities Act and (B) who, collectively with its Affiliates, hold less than 3% of outstanding shares of Common Stock.
“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and accountants for the Company, the fees and expenses of one outside legal counsel to the Purchasers and all Holders, subject to a maximum of $50,000, retained in connection with registrations contemplated hereby, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars and transfer taxes, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Holders.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“Transaction Documents” shall have the meaning given to such term in the Investment Agreement
2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Ares Holder	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(o)
Investment Agreement	Recitals
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Preferred Stock	Recitals
Providence Holder	Preamble
Purchaser	Preamble
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

EXHIBIT B
JOINDER TO REGISTRATION RIGHTS AGREEMENT
The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of [●] (the “Registration Rights Agreement”), by and between OUTFRONT Media Inc. (the “Company”) and the purchasers named therein (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder and a Purchaser as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.
Accordingly, the undersigned has executed and delivered this Joinder as of [●], 20[●].

[HOLDER]
By:    ____________________
Name:
Title:

EXHIBIT C

KNOWLEDGE OF THE COMPANY

▪	Jeremy J. Male

▪	Matthew Siegel

▪	Richard H. Sauer

EXHIBIT D

FORM OF REPRESENTATION AND WAIVER CONFIRMATION LETTER

[Investor Letterhead]
April 20, 2020

OUTFRONT Media Inc. 405 Lexington Avenue, 17th Floor New York, NY 10174

RE:	Stock Ownership Limitations Exemptions

Ladies and Gentlemen:
Reference is made to the charter, as currently in effect (the “Charter”) of OUTFRONT Media Inc., a Maryland corporation (the “Corporation”), and to certain limitations on stock ownership contained in the Charter (the “Ownership Limitations”), which are designed to facilitate the Corporation’s qualification as a REIT for U.S. federal income tax purposes and generally limit ownership of the Corporation’s stock by a Person to not more than 9.8% of the outstanding shares. Except as otherwise indicated, capitalized terms used herein shall have the respective meanings provided in the Charter.
[Investor Names] (each an “Investor” and together the “Investors”) may, from time to time, own Capital Stock of the Corporation or other securities convertible into or exercisable for Capital Stock of the Corporation. The Investors request certain limited exemptions from the Ownership Limitations, subject to the terms and conditions set forth herein (the “Exemptions”).
Pursuant to the Exemptions, each of the Investors will be an Excepted Holder, and the Investors will be subject, in the aggregate, to an Excepted Holder Limit of (i) subject to the proviso below, 20.7% of the outstanding shares of Capital Stock (by value), and (ii) subject to the proviso below, 20.7% of the outstanding shares of Common Stock (in each case, counting each share of stock of the Corporation that is Beneficially Owned or Constructively Owned by any Investor only once); provided, notwithstanding the foregoing, the Investors shall be permitted to hold (irrespective of the percentages in clauses (i) and (ii) above), in the aggregate, up to 69% of the Series A Preferred Stock, by number of shares and 100% of the Common Stock issued upon a conversion of shares of Series A Preferred Stock.

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Subject to the further provisions of this letter, the initial and continuing effectiveness of the Exemptions is expressly conditioned on the present and continuing accuracy of representations set forth below. Each Investor hereby represents and warrants that as of the date hereof and at all times prior to the termination of the Exemptions hereunder:

1.
No “individual,” within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) thereof to exclude certain pension trusts from such definition, owns (or would be deemed to own after applying the constructive ownership rules contained in Section 544 of the Code), more than 9.8% of the outstanding Capital Stock of the Corporation as a result of the Investors’ collective ownership of Capital Stock of the Corporation.

2.	To the best of each Investor's knowledge, the Beneficial Ownership or Constructive Ownership of Capital Stock by the Investors does not cause the Corporation to fail to qualify as a REIT.

3.
“Foreign persons”, as such term is used for purposes of applying Section 897(h)(4) of the Code, own (directly or indirectly), through the Investors, collectively, no more than 80% of the value of all of the outstanding Capital Stock of the Corporation owned that is held by all the Investors, in the aggregate.

4.
Each Investor agrees that, to the best of its knowledge, (a) as of the date hereof, such Investor does not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in any such tenant, and (b) for dates subsequent to the date hereof, such Investor does not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in any such tenant, other than a tenant the rents from which represent less than 0.1% of the gross income of the Corporation in any taxable year.

As long as the Exemptions are in effect, each Investor shall promptly notify the Corporation if such Investor becomes aware of any breach of the representations herein, or any other fact or circumstance that could reasonably be expected to jeopardize the ability of the Corporation to qualify as a REIT or to cause the Corporation to cease to be a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.
If at any time, (a) any of the foregoing representations are or subsequently become untrue (considered without regard to any knowledge qualifiers) or (b) in the reasonable judgment of the Board, any event or condition (including a change in law or in interpretation thereof) arises such that the direct or indirect Constructive Ownership or Beneficial Ownership of Capital Stock by an Investor would be reasonably likely to cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code or otherwise jeopardize the qualification of the Corporation as a REIT under the Code, and such Investor does not (after reasonable notice from

2

the Board) promptly dispose of shares of Capital Stock in an amount determined by the Board to be sufficient to prevent the Corporation from becoming closely held or otherwise failing to satisfy the REIT requirements, then (x) the Investor shall no longer be exempt from the Ownership Limits and (y) shares of Capital Stock owned directly or indirectly by the Investor shall be automatically transferred to a trust pursuant to Section 7.2.1 of the Charter, to the extent necessary to enable the Corporation to satisfy the REIT requirements as reasonably determined by the Board.
To the extent that any Investor's ownership percentage of Capital Stock increases as a result of a change in value of the Capital Stock such that any of the foregoing representations is expected to become untrue or the Investors are unable to hold the Common Stock permitted to be acquired by the Investors pursuant Section 5.06(b)(i) of the Investment Agreement, the applicable Investor(s) and the Corporation shall cooperate in good faith to amend this letter and the Exemptions such that the Investors will not be required to dispose of their Capital Stock, as long as such amendment would not reasonably be expected to result in the Corporation failing to satisfy the REIT requirements or failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.
To the extent the Investors transfer their interests in the Capital Stock of the Corporation, the Corporation shall provide similar exemptions from the Ownership Limitations to the transferee or transferees, as applicable and if needed, provided that each such transferee makes representations satisfactory for the Board to determine, in its reasonable discretion, that stock ownership by such transferee will not adversely affect the Corporation’s qualification as a REIT.

[signature pages follow]

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Please indicate your agreement and acknowledgement of the foregoing by executing this letter in the space provided below:
Sincerely,
[INVESTOR NAMES]

This will confirm that the Exemptions have been granted by the Board of Directors of the Corporation effective as of April ___, 2020, in accordance with the Charter.

OUTFRONT Media Inc.

By: _______________________
Name:
Title:

SCHEDULE I

Purchaser Allocations

Entity	Purchase Price Portion	Purchaser Acquired Shares
Providence Equity Partners VIII-A L.P.	$93,418,204.00	93,418.00
Providence Equity Partners VIII (Scotland) L.P.	$1,391,489.00	1,392.00
PEP VIII Intermediate 5 L.P.	$135,154,970.00	135,155.00
PEP VIII Intermediate 6 L.P.	$45,035,337.00	45,035.00
ASOF Holdings I, L.P.	$100,000,000.00	100,000.00
Ares Capital Corporation	$25,000,000.00	25,000.00
Total	$400,000,000.00	400,000.00